As filed with the Securities and Exchange Commission on February 12, 2008

                                                    REGISTRATION NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           GLOBAL RESOURCE CORPORATION
               (Exact name of registrant as specified in charter)

             NEVADA                           2860                     84-1565820
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Number)   Identification Number)

                          408 BLOOMFIELD DRIVE-UNIT # 3
                              WEST BERLIN, NJ 08091
                                 (856) 767-5661
     (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                          408 BLOOMFIELD DRIVE-UNIT # 3
                              WEST BERLIN, NJ 08091
(Address of principal place of business or intended principal place of business)

                                FRANK G. PRINGLE
                      President and Chief Executive Officer
                          408 BLOOMFIELD DRIVE-UNIT #3
                              WEST BERLIN, NJ 08091
                                 (480) 219-5005

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              FOX LAW OFFICES, P.A.
                              131 COURT STREET, #1
                                EXETER, NH 03833
                                 (603) 778-9910


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                    CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF      AMOUNT TO      PROPOSED MAXIMUM       PROPOSED MAXIMUM       REGISTRATION
SECURITIES TO BE            REGISTERED     OFFERING PRICE PER     AGGREGATE OFFERING     FEE
REGISTERED                    (2) (3)      SHARE (1)              PRICE

Mobilestream Acquisition
Shares of Common Stock
par value $.001 per share   11,145,225       $2.69                 $29,980,655.25         $1178.24

Mobilestream Acquisition
Warrants                    3,705,867           -0-                            -0-              -0-

Mobilestream Acquisition
Warrant Shares of Common
Stock, par value #$.001
per share                   3,705,867        $4.75(4)              $17,602,868.25         $691.79

Carbon Recovery Acquisition
Shares of Common Stock
par value $.001 per share  11,188,996        $2.69                 $30,098,399.24         $1182.87

Carbon Recovery
Acquisition
Class B Warrants            3,908,340           -0-                            -0-              -0-

Carbon Recovery
Acquisition
Class B Warrant
Shares of Common
Stock, par value
$.001 per share             3,908,340        $2.75(4)              $10,747,935            $422.39

Carbon Recovery
Acquisition
Class D Warrants            1,397,600            -0-                        -0-                -0-

Carbon Recovery
Acquisition
Class D Warrant
Shares of Common
Stock, par value
$.001 per share             1,397,600        $2.75(4)              $3,843,400             $151.05

Carbon Recovery
Acquisition
Class E Warrants            1,397,400           -0-                        -0-                 -0-

Carbon Recovery
Acquisition
Class E Warrant
Shares of Common
Stock,par value
$.001 per share             1,397,600        $4.00(4)              $5,590,400             $219.70

     (1) The price is estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and represents the average of the bid and asked prices of the Common Stock on February 8, 2008 as reported on the electronic Bulletin Board.

     (2) The 10,409,407 warrants and the 32,743,628 shares being registered for distribution to our stockholders are for warrants to purchase shares of our common stock and for shares of our common stock, and include:

(i) 11,145,225 currently issued shares of our common stock (the "Mobilestream Acquistion Common Stock") being distributed to shareholders of a liquidating trust (the "Mobilestream Liquidating Trust") established in connection with the acquisition via merger (the "Mobilestream Acquisition") by the Company of Mobilestream Oil, Inc. ("Mobilestream");

(ii) 3,705,867 currently issued warrants (the "Mobilestream Acquisition Warrants") to purchase shares of our common stock are being distributed to the shareholders of Mobilestream in connection with the Mobilestream Acquisition;

(iii) 3,705,867 shares of our common stock (the "Mobilestream Acquisition Warrant Shares") issuable upon the exercise of the Mobilestream Acquisition Warrants;

(iv) 11,188,996 currently issued shares of our common stock (the "Carbon Recovery Acquisition Common Stock") are being distributed to shareholders of a liquidating trust (the "Carbon Recovery Liquidating Trust") established in connection with the acquisition by the Company (the "Carbon Recovery Acquisition") of the assets of Carbon Recovery Corporation ("Carbon Recovery");

(v) 3,908,340 currently issued warrants (the "Carbon Recovery Acquisition Class B Warrants") to purchase shares of our common stock are being distributed to shareholders of Carbon Recovery in connection with the Carbon Recovery Acquisition;

(vi) 3,908,340 shares of our common stock (the "Carbon Recovery Acquisition Class B Warrant Shares") issuable upon the exercise of the Carbon Recovery Acquisition Class B Warrants;

(vii) 1,397,600 currently issued warrants (the "Carbon Recovery Acquisition Class D Warrants") to purchase shares of our common stock are being distributed to shareholders of Carbon Recovery in connection with the Carbon Recovery Acquisition;

(viii) 1,397,600 shares of our common stock (the "Carbon Recovery Acquisition Class D Warrant Shares") issuable upon the exercise of the Carbon Recovery Class D Warrants;

(ix) 1,397,600 currently issued warrants (the "Carbon Recovery Acquisition Class E Warrants")to purchase shares of our common stock are being distributed to shareholders of Carbon Recovery in connection with the Carbon Recovery Acquisition; and

(x) 1,397,600 shares of our common stock (the "Carbon Recovery Acquisition Class E Warrant Shares") issuable upon the exercise of the Carbon Recovery Acquisition Class E Warrants.

     (3) In addition to the shares set forth in the table, the amount to be registered includes (i) an indeterminate number of warrants as such number may be adjusted as a result of characteristics of the warrants such as dilution protection and (ii) an indeterminate number of shares as such number may be adjusted upon exercise of the various classes of warrants, and as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

     (4) Pursuant to Rule 457(g) calculated based on the exercise price of the various categories of Warrants being registered.

     The registrant herby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.


                  SUBJECT TO COMPLETION DATED FEBRUARY --, 2008

The information in this prospectus is not complete and may be changed. This Prospectus is included in the registration statement filed by Global Resource Corporation with the Securities and Exchange Commission. The warrant holders and stockholders to whom the Shares, the Warrants and the Warrant Shares may be distributed may not sell These securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state Where the offer or sale is not permitted.

                             PRELIMINARY PROSPECTUS

                               10,409,407 WARRANTS

                        32,743,628 SHARES OF COMMON STOCK

                           GLOBAL RESOURCE CORPORATION

                       ----------------------------------

     This prospectus covers the registration and the distribution by the liquidating trustee (the "Liquidating Trustee") of the Mobilestream Liquidating Trust and the Carbon Recovery Liquidating Trust of (1) 22,334,221 shares of our common stock; (2) warrants to purchase a total of 10,409,407 shares of our common stock, and (3) 10,409,407 shares of our common stock underlying the exercise of the warrants as described below:

(i) 11,145,225 currently issued shares of our common stock (the "Mobilestream Acquistion Common Stock") are being distributed to shareholders of a liquidating trust (the "Mobilestream Liquidating Trust") established in connection with the acquisition via merger (the "Mobilestream Acquisition") by the Company of Mobilestream Oil, Inc. ("Mobilestream");

(ii) 3,705,867 currently issued warrants to purchase shares of our common stock (the "Mobilestream Acquisition Warrants") are being registered and distributed to the shareholders of Mobilestream in connection with the Mobilestream Acquisition;

(iii) 3,705,867 shares of our common stock (the "Mobilestream Acquisition Warrant Shares") issuable upon the exercise of the Mobilestream Acquisition Warrants;

(iv) 11,188,996 currently issued shares of our common stock (the "Carbon Recovery Acquisition Common Stock") are being distributed to shareholders of a liquidating trust (the "Carbon Recovery Liquidating Trust") established in connection with the acquisition by the Company (the "Carbon Recovery Acquisition") of the assets of Carbon Recovery Corporation ("Carbon Recovery");

(v) 3,908,340 currently issued warrants to purchase shares of our common stock (the "(the "Carbon Recovery Acquisition Class B Warrants") are being registered and distributed to shareholders of Carbon Recovery in connection with the Carbon Recovery Acquisition;

(vi) 3,908,340 shares of our common stock (the "Carbon Recovery Acquisition Class B Warrant Shares") issuable upon the exercise of the Carbon Recovery Acquisition Class B Warrants;

(vii) 1,397,600 currently issued warrants to purchase shares of our common stock (the "Carbon Recovery Acquisition Class D Warrants") are being registered and distributed to shareholders of Carbon Recovery in connection with the Carbon Recovery Acquisition;

(viii) 1,397,600 shares of our common stock (the "Carbon Recovery Acquisition Class D Warrant Shares") issuable upon the exercise of the Carbon Recovery Class D Warrants;

(ix) 1,397,600 currently issued warrants to purchase shares of our common stock (the "Carbon Recovery Acquisition Class E Warrants") are being registered and distributed to shareholders of Carbon Recovery in connection with the Carbon Recovery Acquisition; and

(x) 1,397,600 shares of our common stock (the "Carbon Recovery Acquisition Class E Warrant Shares") issuable upon the exercise of the Carbon Recovery Acquisition Class E Warrants.

     From time to time in this prospectus, we refer to the shares registered under this prospectus collectively as the "Shares", the different classes of warrants we have registered collectively as the "Warrants" and the separate numbers of shares of our common stock we have registered and that are issuable upon exercise of the Warrants collectively as the "Warrant Shares."

     In connection with the Mobilestream and Carbon Recovery acquisitions, we agreed to file a registration statement covering: (i) the shares of common stock issued in the Mobilestream Acquisition, (ii) the warrants to purchase shares of our common stock issued in the Mobilestream Acquisition; (iii) the shares of common stock to be issued upon exercise of the Mobilestream Warrants, (iv) the shares of common stock issued in the Carbon Recovery Acquisition, (v) the Class B, D and E Warrants to purchase shares of our common stock issued in the Carbon Recovery Acquisition; and (vi) the shares of common stock to be issued upon exercise of the Class B, D and E Warrants.

     The Shares, the Warrants and the Warrant Shares will be offered by our respective distributees through public or private transactions at then prevailing market prices or privately negotiated prices. There is no organized market for our Warrants, and we do not expect such a market to be created or developed in connection with this offering. The offering will terminate: (i) with respect to the Shares and the Warrants when the distribution by the Liquidating Trustee to the stockholders of Mobilestream and Carbon Recovery is completed, and (ii) with respect to the Warrant Shares on the earlier of the dates on which the Warrants expire or all of the Warrants are exercised and converted into Warrant Shares. We will not receive any proceeds from the distribution by the Liquidating Trustee of the Shares or the Warrants to the respective stockholders of Mobilestream and Carbon Recovery or from the sale of the Shares or Warrant Shares by such stockholders upon exercise of the Warrants. Any proceeds from the exercise of the Warrants will be added to our working capital.

     Our common stock is quoted on the Pink Sheets under the symbol "GBRC.PK". On February 8, 2008, the closing price of the common stock on the Pink Sheets was $2.70 per share.

     The Shares, the Warrants and the Warrant Shares included in this prospectus may be disposed of on any stock exchange, market or trading facility on which the shares are traded or in private transactions; however, there is no organized market for our Warrants, and we do not expect such a market to be created or developed in connection with this offering. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices relating to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not control or determine the timing or the price at which a stockholder decides to sell or otherwise dispose of its Shares or its Warrant Shares, or the timing of exercise of its Warrants. Brokers or dealers effecting transactions in the Shares, the Warrants and the Warrant Shares should confirm that the Shares, the Warrants and the Warrant Shares are registered under applicable state law or that an exemption from registration is available.

     No underwriter or person has been engaged to facilitate the sale of the Shares, the Warrants or the Warrant Shares in this offering, and none of the proceeds from the sale of the Shares or the Warrant Shares will be placed in escrow, trust or similar account.

     We have not authorized anyone to provide information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of the Shares, the Warrants or the Warrant Shares means that information contained in this prospectus is correct after the date of this prospectus. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

INVESTING IN OUR WARRANTS OR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. BEFORE MAKING AN INVESTMENT, PLEASE READ THE "RISK FACTORS" SECTION OF THIS PROSPECTUS WHICH BEGINS ON PAGE --.

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February __, 2008.

                                TABLE OF CONTENTS

Prospectus Summary..........................................................   1

Risk Factors................................................................   2

Special Note Regarding Forward Looking Statements...........................   9

Market Price of Common Stock and Other Stockholder Matters..................  10

Management's Discussion and Analysis and Plan of Operation..................  11

Business....................................................................  14

Directors, Executive Officers, Promoters and Control Persons................  17

Executive Compensation......................................................  18

Security Ownership of Certain Beneficial Owners and Management .............  21

Certain Relationships and Related Transactions..............................  22

Plan of Distribution........................................................  23

Legal Proceedings ..........................................................  25

Description of Securities...................................................  25

Experts.....................................................................  27

Disclosure of Commission Position on Indemnification for Securities Act
  Liabilities...............................................................  27

Where You Can Find More Information.........................................  28

Index to Financial Statements...............................................  29

     You should rely only on the information contained in this prospectus. We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, our company, or the Shares, Warrants or Warrant Shares offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus; but it does not contain all information you should consider before investing in our common stock. Read the entire prospectus before making an investment decision.

     Throughout this prospectus, the terms "we" "us" our" and "our company" refer only to Global Resource Corporation, and the terms the "Warrants" and the "Warrant Shares" refer respectively, to the aggregate of the different classes of warrants and the number of shares of our common stock issuable upon exercise of the separate classes of Warrants we have registered in this offering.

     The following summary contains basic information about this offering. It does not contain all of the information that is important to you.

COMPANY OVERVIEW

     We are a development stage company with patent pending proven microwave technology that allows for removal of oil and alternative petroleum products at very low cost from various resources, including shale deposits, tar sands, capped oil wells, waste oil streams and tires, with significantly greater yields and lower costs than are available using existing known technologies. The process uses specific frequencies of microwave radiation to extract oils and alternative petroleum products from secondary raw materials. With the acquisitions of (i) the assets and (ii) the development stage business of Carbon Recovery Corporation ("Carbon Recovery" or "CRC"), and Mobilestream Oil, Inc. ("Mobilestream") in September 2006 and December 2006, respectively, described below, our business became and continues to be: (i) the construction of plants to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials; (ii) the design, manufacture and sale of machinery and equipment units, embodying the technology and focused on specific applications; and (iii) the licensing of our technology to third parties to exploit that technology.

     Our offices are currently located at 408 Bloomfield Drive, Unit #3, West Berlin, New Jersey 08091, and our telephone number is (856) 767-5661. We have a website at www.globalresourcecorp.com but the contents of the website and all hyperlinks therefrom are expressly excluded from this prospectus.

COMPANY HISTORY

     We were originally organized as a Colorado corporation under the name Email Mortgage.com, Inc. on March 28, 2000, with a primary business focus on marketing first and second mortgages. We liquidated that business in 2002, and on August 14, 2002 we changed our state of domicile to Nevada by merging with and into Mariner Health Care, Inc., a Nevada corporation, with Mariner Health Care remained as the surviving Nevada entity. As part of the merger we changed our name to "Advanced Healthcare Technologies, Inc." Initially, we engaged (through a subsidiary) in the business of manufacturing and marketing of rigid extremity hyperbaric chambers and a sacral patch device, both of which utilized oxygen therapy for the treatment of wounds.

     In December 2003 we completed a reverse merger with NutraTek, LLC, a Utah limited liability company, under which we acquired 100% of the membership interests in NutraTek in exchange for shares of our common stock, and the principals of NutraTek assumed control of, and became the officers and directors of, our company. NutraTek was in the business of researching and developing and contracting with third parties to manufacture its own line of nutritional dietary supplements, functional food products and proprietary natural sweeteners. In March 2004, as a consequence of the NutraTek acquisition, we sold the assets of the hyperbaric business in exchange for the assumption of its existing liabilities. In June 2004, we sold the assets of NutraTek to our then President and CEO, in exchange for his transfer of his controlling interest in our Company. All of our existing officers and board members resigned from our Company as part of the NutraTek sale transaction.

     In September 2004 we changed our name to "Global Resource Corporation", and filed a notice with the Securities and Exchange Commission to be regulated as a business development company ("BDC") under the Investment Company Act of 1940. While a BDC, we acquired a 50% ownership interest in Well Renewal, LLC, an entity that owned and operated about 30 oil wells in Oklahoma through a pump and injection system. In December 2005 we assigned our Well Renewal ownership interest to Transnix Global Corporation in settlement of sums past due under a $137,900 8% debenture we issued to Transnix. We filed a notice withdrawing our BDC election on December 17, 2005, and the Company became a "development stage company" and a shell corporation from that date until the Carbon Recovery acquisition in September 2006.

     On June 7, 2006, an unrelated third party acquired the Restated and Amended Debenture owned by Transnix Global Corporation, which represented the balance of the indebtedness by the Company to Transnix in the principal amount of $102,345 and accrued interest of $16,274. In conjunction with the assignment of the Debenture, all of the Company's then directors (Messrs. Caldwell, Ferandell, Jordan, Mangiarelli and van Adelsberg) and the Company's sole officer, Richard Mangiarelli, resigned. Contemporaneously, Mary K. Radomsky was elected as a director and as the sole officer of the Company. Mrs. Radomsky began negotiations for the acquisition of Carbon Recovery Corporation ("Carbon Recovery" or "CRC"). On September 22, 2006, the Company acquired the assets and development stage business of CRC. The technology owned by CRC was licensed to it by Mobilestream Oil, Inc. ("Mobilestream"). On December 31, 2006 the Company acquired the assets of Mobilestream, thus bringing all of the variable microwave frequency technology under its umbrella.

                                  RISK FACTORS

AN INVESTMENT IN OUR WARRANTS, WARRANT SHARES OR OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE BUYING WARRANTS OR SHARES OF OUR COMMON STOCK. OUR BUSINESS, PROSPECTS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS MAY BE MATERIALLY AND ADVERSELY AFFECTED AS A RESULT OF ANY OF THE FOLLOWING RISKS. THE TRADING AND PRICE PER SHARE OF OUR COMMON STOCK COULD DECLINE AS A RESULT OF ANY OF THESE RISKS. YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT IN OUR COMMON STOCK. SOME OF THE STATEMENTS IN "RISK FACTORS" ARE FORWARD LOOKING STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS".

RISKS RELATED TO OUR BUSINESS OPERATIONS

     THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING
     CONCERN.

     Our financial statements were prepared on the assumption that we will continue as a going concern. If sufficient capital is not available, we would likely be required to scale back our sales, marketing, research and development efforts. We estimate that our current cash reserves will be sufficient to permit us to continue our anticipated level of operations for the next 6 months from the date of this prospectus. However, we plan to increase sales and marketing efforts, research and development, and administrative expenses relating to our business in 2008. We intend to use these reserves, as well as other funding resources, in the event they shall be available on commercially reasonable terms, to fund these activities and other activities described herein, although we can provide no assurance that these additional funds will be available in the amounts or at the times we may require. See "Risk Factors-We will need additional capital in order to satisfy our business objectives."

     WE HAVE A LIMITED OPERATING HISTORY, AND INVESTORS MAY NOT HAVE A SUFFICIENT HISTORY ON WHICH TO BASE AN INVESTMENT DECISION.

     Although we were incorporated in 2000, we acquired our operating assets for our current business only in September and December 2006 and are a development stage company. Accordingly, we have a limited operating history upon which investors may evaluate our prospects for success. Investors must consider the risks and difficulties frequently encountered by early stage companies. Such risks include, without limitation, the following:

     o amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;
     o    time line to develop, test, manufacture, market and sell our products;
     o negotiation and implementation of strategic alliances or similar arrangements with companies with sufficient resources to support our research and manufacturing efforts;
     o    need for acceptance of products;
     o ability to anticipate and adapt to a competitive market and rapid technological developments;
     o    dependence upon key personnel.

     We cannot be certain our strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

     WE ARE A DEVELOPMENT STAGE COMPANY WITH A HISTORY OF LOSSES AND CAN PROVIDE NO ASSURANCE OF OUR FUTURE OPERATING RESULTS.

     We are a development stage company with no revenues from our contemplated principal business activity. We have incurred net losses and negative cash flows since inception and expect such losses and negative cash flows to continue in the foreseeable future. We currently have no product revenues, and may not succeed in developing or commercializing any products which will generate product or licensing revenues. We do not know when we will have any products on the market, and each such product will be manufactured only upon receipt of an order. In addition, the sale completion for each of our machines requires a process of testing, during which our products could fail. We may not be able to enter into agreements with one or more companies experienced in the manufacturing and marketing of complex equipment machines and, to the extent that we are unable to do so, we will not be able to market our products. Eventual profitability will depend on our success in developing, manufacturing, and marketing our products. We may never achieve profitability.

     WE WILL NEED ADDITIONAL CAPITAL IN ORDER TO SATISFY OUR BUSINESS
OBJECTIVES.

     To date, we have financed our operations principally through offerings of securities exempt from the registration requirements of the Securities Act. We believe that our available resources and cash flow will be sufficient to meet our anticipated working capital needs for the next 6 months from the date of this prospectus. Notwithstanding the foregoing, we estimate that we will require substantial additional financing at various intervals in order to continue our research and development programs, including significant requirements for operating expenses including intellectual property protection, and for commercialization of our products. We can provide no assurance that additional funding will be available on a timely basis, on terms acceptable to us, or at all. In the event that we are unable to obtain such financing, we will not be able to fully develop and commercialize our technology.

     Our future capital requirements will depend upon many factors, including:

     o effects of commercialization activities and facility expansions if and as required;
     o    our ability to establish collaborative relationships;
     o    increases in our management, research, sales and marketing personnel;
     o    competing technological and market developments;
     o    continued progress in our research and development programs; and
     o    patent prosecutions.

     If we cannot secure adequate financing when needed, we may be required to delay, scale back or eliminate one or more of our research and development programs or to enter into license or other arrangements with third parties to commercialize products or technologies that we would otherwise seek to develop and commercialize ourselves. In such event, our business, prospects, financial condition, and results of operations may be adversely affected as we may be required to scale-back, eliminate, or delay development efforts or product introductions or enter into royalty, sales or other agreements with third parties in order to commercialize our products.

     WE CAN PROVIDE NO ASSURANCE OF THE SUCCESSFUL AND TIMELY DEVELOPMENT OF OUR PRODUCTS.

     Our products are at various stages of research and development. Further development and extensive testing will be required to determine their technical feasibility and commercial viability. Our success will depend on our ability to achieve scientific and technological advances and to translate such advances into reliable, commercially competitive products on a timely basis. Products that we have developed and may in the future develop are not likely to be commercially available for some time because of the time and expense in building any individual machine. The proposed development schedules for our products may be affected by a variety of factors, including technological difficulties, proprietary technology of others, and changes in governmental regulation, many of which will not be within our control. Any delay in the development, introduction, or marketing of our products could result either in such products being marketed at a time when their cost and performance characteristics would not be competitive in the marketplace or in the shortening of their commercial lives. In light of the long-term nature of our projects, the technology involved, and the other factors described elsewhere in "Risk Factors", there can be no assurance that we will be able to complete successfully the development or marketing of any new products.

     WE LACK THE RESOURCES AND EXPERIENCE NEEDED TO MANUFACTURE OUR PRODUCTS.

     We currently lack the resources and experience needed to manufacture any of our products. Our ability to conduct trials and commercialize our products will depend, in part, on our ability to manufacture our products, either directly or, as currently intended, through contract manufacturers, at a competitive cost and in accordance with current good manufacturing practices and safety, environmental, health and other regulatory requirements. We anticipate that we will be required to depend on contract manufacturers or collaborative partners for the manufacturing of our products during the testing phases and intend to use contract manufacturers to produce any products we may eventually commercialize. We have identified and entered into an arrangement with one such manufacturer thus far. If we are not able to obtain or maintain contract manufacturing on commercially reasonable terms, we may not be able to conduct or complete trials of our machines or commercialize our products. We have identified multiple suppliers for most if not all of the components of our machines, although we can provide no assurance that these components will be available when needed on commercially reasonable terms.

     In order to succeed, we ultimately will be required to either develop such manufacturing capabilities or to outsource manufacturing on a long-term basis to third parties. We can provide no assurance that third parties will be interested in manufacturing our products on a timely basis, on commercially reasonable terms, or at all. If we are unable to establish manufacturing capabilities either by developing our own organization or by entering into agreements with others, we may be unable to commercialize our products, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations. Further, in the event that we are required to outsource these functions on disadvantageous terms, we may be required to pay a relatively large portion or our net revenue to these organizations, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations.

     IN THE FUTURE, WE MAY RELY UPON COLLABORATIVE AGREEMENTS WITH LARGE INDUSTRIAL AND MANUFACTURING COMPANIES.

     In the future, we may rely heavily on collaborative agreements with large industrial and manufacturing companies, governments, or other parties for our revenues. Our inability to obtain any one or more of these agreements, on commercially reasonable terms, or at all, or to circumvent the need for any such agreement, could cause significant delays and cost increases and materially affect our ability to develop and commercialize our products.

     WE HAVE LIMITED SALES, MARKETING, AND DISTRIBUTION CAPABILITIES. WE WILL BE REQUIRED TO EITHER DEVELOP SUCH CAPABILITIES OR TO OUTSOURCE THESE ACTIVITIES TO THIRD PARTIES.

     We currently have limited sales, marketing and distribution capabilities. In order to succeed, we ultimately will be required to either develop such capabilities or to outsource these activities to third parties. We can provide no assurance that third parties will be interested in acting as our outsourced sales, marketing, and distribution arms on a timely basis, on commercially reasonable terms, or at all. If we are unable to establish sales, marketing, or distribution capabilities either by developing our own organization or by entering into agreements with others, we may be unable to successfully sell any products that we are able to begin to commercialize, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations. Further, in the event that we are required to outsource these functions on disadvantageous terms, we may be required to pay a relatively large portion of our net revenue to these organizations, which would have a material adverse effect upon our business, prospects, financial condition, and results of operations.

     WE RELY UPON OUR PATENT APPLICATIONS TO PROTECT OUR TECHNOLOGY. WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND WE MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

     Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our technologies. We currently hold several pending patent applications in the United States and corresponding patent applications filed in certain other countries covering the proposed use of microwaves for the recovery of hydrocarbons and fossil fuels. Further, we intend to rely on a combination of trade secrets and non-disclosure, and other contractual agreements and technical measures to protect our rights in our technology. We intend to depend upon confidentiality agreements with our officers, directors, employees, consultants, and subcontractors, as well as collaborative partners, to maintain the proprietary nature of our technology. These measures may not afford us sufficient or complete protection, and others may independently develop technology similar to ours, otherwise avoid our confidentiality agreements, or produce patents that would materially and adversely affect our business, prospects, financial condition, and results of operations. We believe that our technology is not subject to any infringement actions based upon the patents of any third parties; however, our technology may in the future be found to infringe upon the rights of others. Others may assert infringement claims against us, and if we should be found to infringe upon their patents, or otherwise impermissibly utilize their intellectual property, our ability to continue to use our technology or the licensed technology could be materially restricted or prohibited. If this event occurs, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our products so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Licenses or royalty agreements required in order for us to use this technology may not be available on terms acceptable to us, or at all. These claims could result in litigation, which could materially adversely affect our business, prospects, financial condition, and results of operations.

     The patent position of petroleum extraction and decomposition technology firms is generally uncertain and involves complex legal and factual questions. We do not know whether any of our current or future patent applications will result in the issuance of any patents. Even issued patents may be challenged, invalidated or circumvented. Patents may not provide a competitive advantage or afford protection against competitors with similar technology. Competitors or potential competitors may have filed applications for, or may have received patents and may obtain additional and proprietary rights to processes competitive with ours. In addition, laws of certain foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States or Canada.

     Patent litigation may occur in our industry and we cannot predict how this will affect our efforts to form strategic alliances, conduct testing or manufacture and market any products under development. If challenged, our pending patents may not be held valid. We could also become involved in interference proceedings in connection with one or more of our patent applications to determine priority of invention. If we become involved in any litigation, interference or other administrative proceedings, we will likely incur substantial expenses and the efforts of our technical and management personnel will be significantly diverted. In addition, an adverse determination could subject us to significant liabilities or require us to seek licenses that may not be available on favorable terms, if at all. We may be restricted or prevented from manufacturing and selling our products in the event of an adverse determination in a judicial or administrative proceeding or if we fail to obtain necessary licenses.

     Our commercial success will also depend significantly on our ability to operate without infringing the patents and other proprietary rights of third parties. Patent applications are, in many cases, maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications are filed. In the event of infringement or violation of another party's patent, we may be prevented from pursuing product development or commercialization. See "Business--Patents and Licenses".

     WE CAN PROVIDE NO ASSURANCE THAT OUR PRODUCTS WILL OBTAIN REGULATORY APPROVALS AT OR PRIOR TO THE TIME OF INSTALLATION.

     The installation of any of our products at a customer site may require the prior approval of various federal and state regulatory authorities governing such areas as the environment, hazardous waste, health and worker safety. We cannot predict with any certainty the amount of time necessary to obtain such approvals and whether any such approvals will ultimately be granted. Operational trials of our built to scale machines as opposed to laboratory scale models may reveal that one or more of our products are ineffective or unsafe, in which event further development of such products could be seriously delayed or terminated. Delays in obtaining any necessary regulatory approvals of any proposed product and failure to receive such approvals would have an adverse effect on the product's potential commercial success and on our business, prospects, financial condition, and results of operations. In addition, it is possible that a product may be found to be ineffective or unsafe due to conditions or facts which arise after development has been completed and regulatory approvals have been obtained. In this event we may be required to withdraw such product from the market. See "Business - Governmental Regulation".

     WE DEPEND UPON OUR SENIOR MANAGEMENT AND SKILLED PERSONNEL AND THEIR LOSS OR UNAVAILABILITY COULD PUT US AT A COMPETITIVE DISADVANTAGE.

     We currently depend upon the efforts and abilities of our senior executives, as well as the services of other key personnel. The loss or unavailability of the services of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition, and results of operations. We have purchased "Key Man" insurance policies on only Frank G. Pringle, our Chairman, President and CEO (in the amount of $6,000,000, of which $2,000,000 is payable to his wife and the other $4,000,000 is payable to the Company) but not on any other executives. In addition, recruiting and retaining qualified engineering and scientific personnel to perform future research and development work will be critical to our success. There is currently a shortage of employees with expertise in our areas of research, and this shortage is likely to continue. Competition for skilled personnel is intense and turnover rates are high. Our ability to attract and retain qualified personnel may be limited. Our inability to attract and retain qualified skilled personnel would have a material adverse effect on our business, prospects, financial condition, and results of operations.

RISKS RELATED TO THE SHARES, THE WARRANTS AND THE WARRANT SHARES

     IN RECENT YEARS, THE STOCK MARKET IN GENERAL HAS EXPERIENCED PERIODIC PRICE AND VOLUME FLUCTUATIONS. THIS VOLATILITY HAS HAD A SIGNIFICANT EFFECT ON THE MARKET PRICE OF SECURITIES ISSUED BY MANY COMPANIES FOR REASONS OFTEN UNRELATED TO THEIR OPERATING PERFORMANCE. THESE BROAD MARKET FLUCTUATIONS MAY ADVERSELY AFFECT OUR STOCK PRICE, REGARDLESS OF OUR OPERATING RESULTS. THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY, AND IT MAY BE DIFFICULT TO RESELL YOUR SHARES OF COMMON STOCK WHEN YOU WANT OR AT PRICES YOU FIND ATTRACTIVE.

     The price of our common stock is quoted on the Pink Sheets and constantly changes. We expect that the market price of the common stock will continue to fluctuate. These fluctuations may result from a variety of factors, many of which are beyond our control. These factors include:

     o    quarterly variations in our financial results;

     o operating results that vary from the expectations of management, securities analysts and investors;

     o changes in expectations as to our business, prospects, financial condition, and results of operations;

     o    announcements by us or our competitors of material developments;

     o the operating and securities price performance of other companies that investors believe are comparable to us;

     o    future sales of our equity or equity-related securities;

     o changes in general conditions in our industry and in the economy, the financial markets and the domestic or international political situation;

     o    departures of key personnel; and

     o    regulatory and intellectual property considerations.

As a result of these fluctuations, you may experience difficulty selling shares of our common stock when desired or at acceptable prices.

     FUTURE SALES OF COMMON STOCK OR THE ISSUANCE OF SECURITIES SENIOR TO THE COMMON STOCK OR CONVERTIBLE INTO, OR EXCHANGEABLE OR EXERCISABLE FOR, COMMON STOCK COULD MATERIALLY ADVERSELY AFFECT THE TRADING PRICE OF THE COMMON STOCK, AND OUR ABILITY TO RAISE FUNDS IN NEW EQUITY OFFERINGS.

     Future sales of substantial amounts of our common stock or other equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or other equity-related securities. We can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock. However, it should be noted that upon the effectiveness of this registration statement, there will immediately be an additional 22,334,221 free-trading shares of our common stock issued and outstanding and, subject to exercise of the Warrants, another 10,409,407 shares of our common stock that could be introduced into the public markets during the next 12 months.

     OUR COMMON STOCK IS SUBJECT TO THE PENNY STOCK REGULATIONS THAT IMPOSE RESTRICTIONS ON THE MARKETABILITY OF OUR COMMON STOCK. AS A CONSEQUENCE, THE ABILITY OF OUR STOCKHOLDERS TO SELL SHARES OF OUR STOCK COULD BE IMPAIRED.

     The Securities and Exchange Commission (the "Commission") has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions that are not applicable to our company at present. Our common stock is subject to the penny stock rules that impose additional sales practice requirements on broker-dealers who sell these securities to persons other than established customers and accredited investors. The regulations require that prior to any transaction involving a penny stock, a risk disclosure schedule must be delivered to the buyer explaining the penny stock market and its risks. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase, and must have received the purchaser's written consent to the transaction prior to sale. As such the market liquidity for the common stock will be limited to the ability of broker-dealers to sell it in compliance with the above-mentioned disclosure requirements.

     You should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     o    control of the market for the security by one or a few broker-dealers;

     o    "boiler room" practices involving high-pressure sales tactics;

     o manipulation of prices through prearranged matching of purchases and sales;

     o    the release of misleading information;

     o excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

     o dumping of securities by broker-dealers after prices have been manipulated to a desired level, which hurts the price of the stock and causes investors to suffer loss.

     We are aware of the abuses that have occurred in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, we will strive within the confines of practical limitations to prevent such abuses with respect to our common stock.

ONE EXISTING SHAREHOLDER CURRENTLY OWNS MORE THAN 51.0% OF OUR VOTING STOCK, AND, AS A RESULT, YOU WILL HAVE MINIMAL INFLUENCE OVER SHAREHOLDER DECISIONS.

     Our Chairman, President and CEO, Frank G. Pringle, presently owns directly and through one or more affiliated entities, more than 51% of all of our issued and outstanding voting stock through his ownership of shares of common stock and shares of 2006 Series of Convertible Preferred Stock. See "Security Ownership of Certain Beneficial Owners and Management." After the distribution of the Shares covered by this prospectus, and assuming all the registered Warrants are exercised for Warrant Shares, Mr. Pringle will own approximately 35% of all of our issued and outstanding voting stock. As a result, Mr. Pringle will retain significant control of the Company in the future and will have significant influence over the management and affairs of our business. Mr. Pringle will also exert considerable, ongoing influence over matters subject to stockholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of our business. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other shareholders.

     WE WILL NOT PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

     We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements which we may enter into with institutional lenders or otherwise may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and any other factors that the board of directors decides is relevant. See "Dividend Policy" and "Description of Securities -- Common Stock".

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as "anticipates," "believes," "estimates," "expects," "plans," "projects," "targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page --.

     The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale or other disposition of the common stock distributed by the Liquidating Trustee to the former stockholders of Mobilestream and Carbon Recovery pursuant to this prospectus. However, we will receive the exercise price for any Warrants we distribute to the former Mobilestream and Carbon Recovery stockholders upon their exercise of the Warrants whose underlying shares ("Warrant Shares") are covered by this prospectus. If all such Warrants are exercised, the total amount of proceeds we would receive is $37,784,358.50. We expect to use the proceeds we receive from the exercise of Warrants, if any, for general working capital purposes. We will pay the expenses of registration of the Warrant Shares underlying the Warrants, including legal and accounting fees.

MARKET PRICE OF COMMON STOCK AND OTHER STOCKHOLDER MATTERS

MARKET INFORMATION

     Our common stock has been traded over the counter in the Pink Sheets since April 2007. The trading symbol for our common stock is "GRBC.PK." From September 2004 to Aril 2007 our common stock traded on the OTCBB. In Aril 2007 our common stock was delisted from the OTCBB for failure to satisfy applicable maintenance criteria. The following table sets forth quarterly high and low bid prices for the Common Stock for the periods presented, as reported by the OTCBB and, since April 2006, the Pink Sheets. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. We consider our stock to be "thinly-traded" and any reported sales prices may not be a true market based valuation of the stock.

Fiscal Year Ended December 31, 2005
                                                HIGH BID       LOW BID
First Quarter*                                   $.047          $.006
Second Quarter*                                   .074           .011
Third Quarter*                                    .034           .013
Fourth Quarter*                                   .0265          .012

Fiscal Year Ended December 31, 2006
First Quarter*                                    .035           .013
Second Quarter*                                   .032           .015
Third Quarter                                     3.00           1.75
Fourth Quarter                                    4.60           1.10

Fiscal Year Ended December 31, 2007
First Quarter
Second Quarter                                    2.43           0.70
Third Quarter                                     5.13           1.55
Fourth Quarter                                    3.59           1.73

*This period was prior to the 1 for 100 reverse stock split of our common stock which was effective on August 14, 2006, following which there were only 72,150 shares of our common stock issued and outstanding. On September 22, 2006 the Company acquired the assets of Carbon Recovery Corporation by the issuance of 48,188,996 shares of its common stock. On December 31, 2006 the Company acquired the assets of Mobilestream Oil, Inc. by the issuance of 11,145,225 shares of its common stock; however, the Mobilestream acquired assets included 37,000,000 shares of our own common stock, all of which have been cancelled. As of February 5, 2008 our issued and outstanding shares of common stock total 33,923,957 shares.

     Shares eligible for future sale could depress the price of our common stock, thus lowering the value of a buyer's investment. Sales of substantial amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock.

     On February 8, 2008 the prices of our common stock were $2.78 high, $2.60 low and $2.70 close as quoted on the Pink Sheets. On February 8, 2008 we had 33,923,957 shares of our common stock issued and outstanding.

HOLDERS

     As of February 8, 2008 there were approximately 106 record holders of our common stock. We believe that the number of beneficial holders of our common stock on such date was in excess of 470.

DIVIDENDS

     We have never paid a cash dividend on our common stock and anticipate for the foreseeable future any earnings will be retained for use in our business. Accordingly, we do not anticipate the payment of any cash dividends in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

     The following discussion of our financial condition and results of operations should be read in conjunction with our Financial Statements and Notes and the other financial information included elsewhere in this prospectus.

OVERVIEW

     Since the acquisitions of Carbon Recovery and Mobilestream in 2006, our business was, and continues to be: (i) the construction of plants to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials; (ii) the design, manufacture and sale of machinery and equipment units, embodying the technology and focused on specific applications; and (iii) the licensing of third parties to exploit that technology.

PLAN OF OPERATION

     We have not had any revenues from operations since the acquisitions of Carbon Recovery Corporation in September 2006 and Mobilestream Oil, Inc. in December 2006, and our immediate predecessors in interest never received any revenues from their respective businesses before we acquired their assets. Prior to September 2006, all revenues we received from operations were derived from lines of business unrelated to our current activities, and in which we no longer have any ownership interest or other participation. See "Prospectus Summary-History of the Company." We have financed our operations principally through private sales of equity securities, and convertible notes and debentures. In 2007 we raised net proceeds of $1,168,461 through the sale of 1,519,564 shares of our common stock.

     As of September 30, 2007, our total current assets were $505,514, of which cash and cash equivalents were $255,514. As of September 30, 2007, our total current liabilities were $181,870 and our total liabilities were $244,263.

     We have no manufacturing capability of our own. Accordingly, we have entered into an agreement with a manufacturing facility in the Midwest for the manufacture of our machines. We are expecting completion of our first 1 ton HAWK microwave reactor ASR processing machine by the end of March 2008.

     We have begun our marketing efforts in various industry sectors. We have hired dedicated sales and marketing personnel. We have submitted several proposals to build one or more forms of microwave reactor ASR processing machines with varying processing speeds. We reasonably expect to sign our first contract for a HAWK-10 microwave reactor ASR processing machine for application in the tire recycling industry within the next 180 days. We are also in negotiation with a company in the oil industry concerning funding for construction and testing of a HAWK microwave processing machine to decompose hydrocarbons in a different segment of the petroleum materials market. If the results of the operation of this machine are successful, then the company will have the right to enter into a five year exclusive agreement with our company for the right to purchase, market and distribute machines that perform in this segment of the market place.

     We also intend to consider the development of additional machines and equipment using our core technology in areas outside of the tire recycling industry, but, as discussed in the section on our business, we will require the assistance of outside capital equity investments on a large scale or we will need to align ourselves with joint venture or strategic alliance partners in order to have the funds available to exploit these other potential applications.

     We plan to continue to finance our operations with the sale of additional common stock or sale of convertible securities. We also have alternative plans which include, among others, reducing our expenses to the required level based on our financial situation. There are no assurances however, that we will be successful in obtaining an adequate level of financing needed for the long term development and commercialization of our planned products.

     We estimate that we can satisfy our cash requirements and will not have to raise additional funds during the next 6 months. Our assessment of our cash needs is based on assumptions concerning the rate of our cash expenses, the technological and engineering challenges in the development of our products, the projected development times, the equipment construction and testing trials required along with their projected timetable, the demand for our product and the costs of product sales, and the receipt of orders for our products. Our actual operations may be affected by technological or engineering difficulties, deviation from the timetables for experimentation and testing trials, unexpected regulatory problems,delays in receipt and acceptance of orders for our machines, low demand for our products or the effects of competition.

     We raised $1,250,000 from a private placement of our common stock and warrants in December 2007, of which we have received $1,000,000 at the closing and the remaining $250,000 is being held in escrow by counsel for the investor. The investor may choose to release the additional $250,000 in its sole discretion. In 2008, we expect to continue to raise funds through the private sale of convertible debt or equity in our Company, but as yet no terms have been established for the sale of such debt and equity and there can be no assurance we will be successful in raising required capital.

     As an additional, but not complete, alternative we may enter into strategic alliances joint ventures and similar arrangements for the development, testing, construction, marketing and sale of our machines. In each such arrangement we will be required to share our revenues from sale of our products with the other party to the arrangement. The methods, terms and amounts of these arrangements may vary greatly for each such transaction. One such alliance is currently under discussion, but the terms including revenue sharing and funding, have not been finalized. In the proposal, the other company will fund research and development of a machine for application in an area of the petroleum recovery sector using our technology in return for which it will have a five year exclusive right to market and sell the machines if the product is commercially successful.

     We also estimate an increase in the number of our employees in the next twelve months. The increase in number of employees is expected mostly in marketing and sales and operations as we start to market our machines for a variety of purposes. The expected increase in the number of employees in the next twelve months is between 3-5 employees.

CRITICAL ACCOUNTING POLICIES

     The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents. At September 30, 2007, the Company maintained cash and cash equivalent balances at two financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000. At September 30, 2007 the Company's uninsured cash balances total $55,514.

     START-UP COSTS

     In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

     INCOME TAXES

     Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

     Effective December 31, 2006 the Company completed a merger with Mobilestream Corp. and due to the transfer of assets between entities under common control, the total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their fair market values in accordance with SFAS 141, BUSINESS COMBINATIONS. All account amounts and share amounts have been updated and presented to reflect the change.

     EARNINGS (LOSS) PER SHARE OF COMMON STOCK

     Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

     In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.

     Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 156 will have on its financial position or results of operations.

OFF-BALANCE SHEET ARRANGEMENTS

     We do not have any off-balance sheet arrangements.

                                    BUSINESS

INTRODUCTION

     Prior to our acquisition of the assets and development stage business of Carbon Recovery Corporation on September 22, 2006, and the subsequent acquisition of the assets of Mobilestream Oil, Inc. on December 31, 2006 we had been a shell corporation since approximately December 15, 2005. Our business history prior to September 22, 2006 may be found at "Prospectus Summary-History of the Company."

     We are a development stage company with patent pending proven microwave technology that allows for removal of oil and alternative petroleum products at very low cost from various sources, including shale deposits, tar sands, capped oil wells, tires and waste oil streams, with significantly greater yields and lower costs than are available using existing known technologies. The process uses specific frequencies of microwave radiation to extract oils and alternative petroleum products from secondary raw materials, and is expected to dramatically reduce the cost for oil and gas recovery from a variety of these unconventional hydrocarbon sources.

     With the acquisition of (i) the assets and (ii) the development stage business from Carbon Recovery, our business became that of Carbon Recovery. That business was, and continues to be: (i) the construction of plants to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials; (ii) the design, manufacture and sale of machinery and equipment units, embodying the technology and focused on specific applications; and (iii) the licensing of third parties to exploit that technology.

     One application of the process utilizes the technology to decompose waste tires into their components of carbon black, scrap steel, and hydrocarbon liquid and gas. Since the tires are manufactured with a combination of different grades of carbon black, the collected carbon black product is a composite of 4 to 6 different grades. The hydrocarbon liquid is not truly "oil". A tire is manufactured from hydrocarbons (60%), and rubber and steel (40% together). The hydrocarbons used to make a tire are "process oil". This "process oil" is a refined product, but with our technology it is broken into a gas which is then partially liquified. The precise composition of the resulting condensed liquid is not known but it has been tested and has a BTU content comparable to diesel fuel so we believe that it can be readily sold for fuel value.

     The tire decomposition process involves a series of steps including repeated break down of the materials into smaller components to fit the machine size, repeated washings and dryings, and repeated exposure of the materials to the microwave process at temperatures and for time periods applicable to this kind of material.

     At the present time, the process operates successfully in laboratory mode. There will have to be a transition from the "one batch at a time" operation, used in the laboratory to a "continuous feed" line in order to commercialize our process for application to tires in a large scale manner. We have not demonstrated the ability to repeat these results at the macro level because we have not had funds sufficient to build the equipment to apply the technology at the requisite sizes for mass commercial application. However, we have entered into a contract with Ingersoll Production Systems to build a prototype reactor system and one 1-ton microwave reactor system. The estimated delivery date is March 31, 2008. We are also negotiating with tire recycling facilities for the purchase of a HAWK-10 microwave reactor ASR processing machine for use in the tire recycling industry with a capability of processing ten (10) tons of tires per hour with the final purchase price to be determined.

     We are also in negotiation with a company in the oil industry to fund the construction and testing of a similar HAWK microwave processing machine to decompose hydrocarbons in a different segment of the petroleum materials market. If the results of the operation of this machine are successful, then the oil industry company will have the right to enter into a five year exclusive purchase, marketing and sales distribution agreement with us for machines that perform in this segment of the market place. We have not finalized the economic arrangements or other terms of this agreement

     There are other potential applications for our microwave technology covered by the pending patents. These include:

     1. Stimulation of production of mature oil and gas wells ("stripper" wells);
     2. Reduction of hydrocarbons in drilling cuttings to permit on-site disposal;
     3.   Volatilization of heavy or slurry oil;
     4.   Recovery of oil from oil shale and oil sands; and
     5.   Medicinal applications.

     Each potential application will require additional testing and refinement in the laboratory, creation and design of equipment that will use the technology to recover hydrocarbons from these alternate sources, the construction of test units in situ that are sufficiently large to determine whether the application works on a large scale and has commercial value, securing orders for the manufacture of machines designed to implement the process, and the manufacture, sale and distribution of such equipment. Currently, we do not have adequate funds available to take these steps for any of these alternate applications. Therefore, our ability to expand our business in any such direction will depend upon our success in finding joint venture or strategic alliance partners to underwrite these activities, or licensees with the resources to develop these applications while paying us royalties and similar fees. There can be no assurance that we will succeed.

MANUFACTURING OUTSOURCING

     We do not have our own factory site nor the equipment, personnel and funds required to manufacture the machines designed to implement applications of our pending patents technology. Accordingly, our strategy will be to enter into manufacturing agreements with companies that have the physical sites, manpower and financial strength to manufacture our equipment to our specifications. We have entered into one five year joint cooperation agreement with Ingersoll Production Systems in Rockford, Illinois. Under our agreement, the manufacturer will build a piece of equipment against payment in stages which will be linked to the payments we receive from a customer under a purchase agreement. The first 1 ton prototype reactor system is currently under construction. The agreement also grants us discounts based on larger units orders. Under the agreement, Ingersoll will also increase its staff and dedicate certain facilities to the production of our equipment once the backlog value of orders reaches $20,000,000. Subject to our obligations under the cooperation agreement, we will seek to develop similar arrangements with other manufacturers.

JOINT VENTURES OR STRATEGIC ALLIANCES

     We currently have limited funds available to pursue research and development of our technology in other potential areas of application. These additional applications require the investment of large amounts of capital over extended time periods to investigate, refine and eventually develop the correct techniques for the use of microwave technology for the relevant application, build test units to evaluate the viability of the techniques on a large scale, deterrmine the commercial usefulness of the application, and develop a sales and marketing force with expertise in the intended area of use. Accordingly, our strategy will be to negotiate collaborative agreements with large industrial and manufacturing companies, governments, or other parties to pursue opportunities in these areas of application. We are currently in negotiation with one such company in the oil industry concerning the funding for construction and testing of a HAWK microwave processing machine to decompose hydrocarbons in a segment of the petroleum materials market other than the tire recycling industry. If the results of the operation of this machine are successful, then, at the option of the oil industry company, we likely will enter into a five year exclusive purchase, marketing and sales distribution agreement with this company for machines that perform in this segment of the market place. We have not negotiated the terms of the exclusive agreement.

     MARKETING AND DISTRIBUTION ARRANGEMENTS

     We currently have 1 full time sales person and several part time consultants for the sale, marketing and distribution of our products. Subject to obtaining additional funding, we intend to increase our sales force during the next twelve months by hiring at least 1-2 sales persons. If we cannot expand our own sales and marketing personnel, then we will be required to partly outsource these activities to third parties. Currently, we do not have any discussions or plans underway to do so, and we do not know what terms and conditions may be required to obtain this assistance from third party sales organizations.

     INTELLECTUAL PROPERTY

     We currently have six patent pending applications at the United States Patent and Trademark Office ("PTO") and internationally for applications of our proprietary microwave technology to decompose and recover hydrocarbons and fossil fuels from sources such as tires, oil shale, capped wells, shale deposits, and waste oil streams. The same pending patents also cover certain medical applications of our technology. We rely on a combination of trade secrets and non-disclosure, and other contractual agreements and technical measures to protect our rights in our technology. We maintain confidentiality agreements with our officers, directors, employees, consultants, and subcontractors, as well as collaborative partners, to maintain the proprietary nature of our technology. We believe that our technology is not subject to any infringement actions based upon the patents of any third parties.

     We do not currently have any trademark or service mark protection other than that available at common-law, if any. We intend to file appropriate applications for protection upon receipt of funds allocated to that purpose.



     REGULATORY ISSUES

     At this time, there are no direct federal or state certification or regulatory requirements for our products, except for the requirement that all our equipment conform to regulations for microwave devices. We are not aware of any pending federal or state legislation which would introduce regulatory requirements that would negatively impact or impede the manufacture, sale and distribution of our equipment in the United States or elsewhere.

     There will be federal, state and local environmental, health and hazardous substance regulations that will apply at each location at which one of our machines is installed. It is not possible to discuss the variety of these regulations in detail; however, we believe that the design of our equipment for the decomposition of hydrocarbons for the applications in which they are currently being marketed--namely waste tires--will protect the environment from any harmful releases or waste products.

     Wholly apart from any regulatory requirements, we will maintain product liability insurance for our products as a condition of our ability to market them. Our purchase agreements will require our customers to maintain adequate amounts of product liability insurance naming us as an additional insured.

     HISTORY OF THE COMPANY. The Company was organized as a Colorado corporation on March 28, 2000 under the name "Email Mortgage Com, Incorporated ("Email Mortgage Com"). Its business focus was the marketing of first and second mortgages, principally through its website. The Company was not successful with that business and in 2002 it discontinued those operations, liquidated its loan inventory, and paid off its then existing liabilities. Also in 2002, Email Mortgage Com changed its state of domicile from Colorado to Nevada and changed its name to "Advanced Healthcare Technologies, Inc." ("Advanced Healthcare"). Under such name, the Company first owned and operated a subsidiary named "Advanced Hyperbaric Industries, Inc." ("Advanced Hyperbaric") which engaged in the manufacture and marketing of rigid extremity hyperbaric chambers and a sacral patch device, both of which utilized oxygen therapy for the treatment of open sores and wounds, including bedsores. On December 4, 2003, the Company acquired a 100% interest in "Nutratek LLC" ("Nutratek") which was engaged in the research and development of nutritional dietary supplements, functional food products and natural sweeteners, which products were manufactured by non-related third parties. On March 31, 2004, as a consequence of the Nutratek acquisition, the Company spun off and sold the intellectual properties and oxygen therapy products and business of Advanced Hyperbaric in exchange for the assumption of Advanced Hyperbaric's liabilities. On June 30, 2004 the former President, Chief Executive Officer, Director and majority stockholder sold his interest in the Company to an unrelated third party. In connection with that sale and change in control, the Company's operating subsidiary, Nutratek was spun off to the selling majority stockholder and the purchaser determined to change the business of the Company to that of a business development company. On September 147, 2004 the Company filed a notice with the Securities and Exchange Commission ("SEC") electing to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended. The intent was to focus on acquiring interests in portfolio companies doing business in the energy sector. While operating as a BDC, and seeking energy-related portfolio companies, on January 11, 2005 the Company acquired a 50% interest in Well Renewal, LLC ("Well Renewal"), an entity which managed and operated approximately 30 oil wells in Oklahoma by utilizing a nitrogen and carbon dioxide gas injection unit to "pump up" and re-pressurize the wells to increase oil output.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position held by each of our directors and executive officers. Directors are elected at each annual meeting and thereafter serve until the next annual meeting at which their successors are duly elected by the stockholders. Currently, our directors are not compensated for their services, although their expenses in attending meetings are reimbursed.

       Name                  Age                       Position
       -----                 ---                       --------
Frank G. Pringle             64        Chairman of the Board of Directors,
                                       President and Chief Executive Officer

Jeffrey J. Andrews           56        Director, Chief Financial Officer,
                                       Secretary and Treasurer

Frederick A. Clark           44        Director

Kim Thorne O'Brien           49        Director

Jonathan L. Simon            56        Director

BUSINESS EXPERIENCE

     The following describes the business backgrounds of our executive officers and directors.

     FRANK G. PRINGLE has served as our Chairman of the Board, President and Chief Executive Officer since September 22, 2006. Mr. Pringle is the inventor of the process and related apparatus covered by the patent pending covering portions of the described technology. Mr. Pringle attended Kent State from 1962 to 1963, Hiram College from 1963 to 1964, Lake Erie College from 1963 to 1964 and Towson State College from 1965 to 1966, majoring in Chemistry and Mathematics. Since 1964: he has (i) designed and installed "turn key" engineering operations for food, soft drink, brewery, glass and plastic manufacturing plants, (ii) been a consultant to clients for previously designed and installed manufacturing plants, (iii) designed, built and managed the operations of a plant for recycling glass, and (iv) since approximately 1999, worked on the development of the technology.

     JEFFREY J. ANDREWS has served as a director, and our Chief Financial Officer, Treasurer and Secretary since September 22, 2006. Mr. Andrews graduated from Villanova University in May, 1974 with a B.S. in Accounting. He has been a C.P.A. in Pennsylvania since 1978. He commenced his accounting career as an Audit Manager for a regional firm, and over his career has served as the Controller, Treasurer and/or CFO of various companies, and has had experience in corporate restructurings and reorganizations as well as IPO's and SEC periodic reporting. From April, 1999 to June, 2002 Jeff served as CFO of Collectible Concepts Group, Inc., a public company. From June 2002 to October 2004 Mr. Andrews was the Controller of Encapsulation Systems Inc. He joined the Company upon the acquisition of Carbon Recovery Corporation on September 22, 2006, but he had been employed by Carbon Recovery Corporation since November 1, 2004.

     FREDERICK A. CLARK has served as a director of the Company since December 14, 2006. Mr. Clark is President/CEO of Clark Resources, Inc., a governmental relations consulting firm located in Harrisburg, Pennsylvania. Mr. Clark graduated from Pennsylvania State University with a B.A. in Elementary Education in 1985. Mr. Clark has served as a member of the Board of Education of the Harrisburg School District, has served as the President of the African American Chamber of Commerce, is the former CEO of the Urban League of Metropolitan Harrisburg, and is currently Chairman of the National African American Cultural Center. For the past several years, Mr. Clark has been a part-time lecturer at the Pennsylvania Governor's School on Business and Industry and has been appointed by the past three Pennsylvania governors to serve on boards and commissions. Clark Resources, Inc. is representing the Company in Pennsylvania for matters with respect to the proposed tire disposal facility.

     MS. KIM THORNE O'BRIEN has served as a director of the Company since September 20, 2007. Since May, 2004 Ms. O'Brien has been President of Independence, Inc., a firm engaged in providing consulting services to start-up biotechnology companies. From December, 2001 to May, 2004 Kim was Vice President, Business Development & Marketing, of AdvancedTraces, Inc. a company engaged in the development of supersensitive detectors of biowarfare agents. Prior to that, Kim was Regional Business Director, Northeast Region, of MedImmune, Inc. from October 1995 to October 2001. She graduated from Ursinius College in 1980 with a B.S. in Health & Physical Education, graduated from Temple University with an M.S.Ed in Exercise Physiology in 1981 and completed all work except for the dissertation for a Ph.D. in Cardiovascular Physiology from Temple University. Thereafter, and until October 1995, Kim held various jobs in the health industry.

     JONATHAN L. SIMON has been a director of the Company since September 20, 2007. Mr. Simon has been engaged in the recycling industry since approximately the mid-1970's. From 1990 to March, 2006 he was President of Royal Green Corp., a company engaged primarily in recycling ferrous metals. From April, 2006 to the present, he has been President of Royal Green LLC, a successor company to the corporation, still engaged in recycling ferrous metals. In addition, since May, 2006 he has been a director of Green Energy Technologies. Jonathan graduated from the University of Pittsburgh in 1973 with a BS in Biology (with honors).

     There are no family relationships between any of the executive officers and directors.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by, or paid for services in all capacities during 2007 and 2006 by our Chief Executive Officer and Chief Financial Officer.


      NAME AND                                          STOCK     OPTION       ALL OTHER
 PRINCIPAL POSITION    YEAR     SALARY         BONUS    AWARDS    AWARDS      COMPENSATION        TOTAL
-------------------------------------------------------------------------------------------------------------

Frank G. Pringle,      2007   $354,166.50       N/A      $2,189,000          $(1)$44,175.00     $2,587,341.50
President and CEO (1)  2006   N/A               N/A      N/A        N/A      $    37,002.50     $   37,002.50

-------------------------------------------------------------------------------------------------------------

Richard Mangerilli     2007   N/A               N/A      N/A        N/A        N/A              $-0-
Former Pres. and       2006   $30,000           $-0-     N/A        N/A        N/A              $30,000
CEO(2)

-------------------------------------------------------------------------------------------------------------

Jeffrey J Andrews      2007   $162,439.00       $-0-     $579,000   $          $(3)             $741,439.00
CFO, Treasurer(3)      2006   $30,000           $-0-     N/A        $          N/A              N/A

-------------------------------------------------------------------------------------------------------------

(1) Mr. Pringle received $26,000 as the President of Carbon Recovery Corporation, a predecessor of the Company, and $259,416.67 as the President of Mobilestream Oil, Inc., another predecessor of the Company during 2006. In 2007 Mr. Pringle was compensated under an unsigned employment arrangement with the Company. The Company awarded Mr. Pringle shares of its common stock on the following dates and at the following prices: (i) 300,000 shares on April 20, 2007 at a price of $1.38 per share or a total value of $414,000; (ii) 250,000 shares on August 1, 2007 at a price of $2.60 per share or a total value of $650,000 and (iii) 250,000 shares on August 16, 2007 at a price of $4.50 per share or a total value of $1,125,000. In 2006 the Company paid the rental value of three used automobiles for the use of Mr. Pringle and two members of his family who were also employees of the Company. In 2007, however, the Company sold all 3 automobiles to Mr. Pringle. Under the employment arrangement, in 2007 the Company paid for a $6,000,000 life insurance policy on Mr. Pringle's life, $2,000,000 of which is payable to his wife and $4,000,000 to the Company. The annual premium paid was $44,175.00 in 2007 and $37,002.50 in 2006. was included in All Other Compensation.

(2) Mr. Mangierelli was President and CEO of the Company from 2003 through [MONTH?] 2006. The sum shown represents his accrued and unpaid salary for that period and they were paid to him prior to filing the Company's Form 10-KSB for the fiscal year ended March 31, 20006.

(3) Mr. Andrews does not have a written employment agreement. In 2006 Mr. Andrews received $30,800 for serving as CFO of the Company, and was paid an additional $69,200 for acting as the CFO and Treasurer of Carbon Recovery Corporation. In 2007 Mr. Andrews received $162,439.00 as his salary. The Company awarded Mr. Andrews shares of its common stock on the following dates and at the following prices: (i) 100,000 shares on June 1, 2007 at a price of $1.36 per share or a total value of $136,000; and (ii) 100,000 shares on August 1, 2007 at a price of $4,43 per share or a total value of $443,000. We pay $344.00 each month for a disability policy for Mr. Andrews and we pay for a life insurance policy for which his family is the beneficiary. In 2007 the annual premium for the policy was $5,010.00 and in 2006 it was $2,748.90

                                            OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                  Option Awards                                                     Stock Awards

                                                                                                               Equity     Equity
                                                                                                              Incentive  Incentive
                                                                                                                Plan       Plan
                                                                                                               Awards:    Awards:
                                                    Equity                                                     Number    Market or
                                                  Incentive                                                      of       Payout
                                                     Plan                                                     Unearned   Value of
                                                   Awards:                                       Market        Shares,   Unearned
                     Number of      Number of     Number of                          Number of   Value of     Units or   Shares,
                     Securities     Securities    Securities                         Shares or   Shares or     Other     Units or
                     Underlying     Underlying    Underlying                          Units of   Units of      Rights     Other
                    Unexercised    Unexercised   Unexercised   Option      Option    Stock That  Stock          That      Rights
                    Options (#)    Options (#)     Unearned    Exercise  Expiration   Have Not   That Have    Have Not   That Have
      Name          Exercisable   Unexercisable    Options      Price       Date       Vested    Not Vested    Vested   Not Vested

                                                     (#)         ($)                   (#)(1)       ($)          (#)        ($)
------------------------------------------------------------------------------------------------------------------------------------

Frank G. Pringle           -0-               -0-         -0-      -0-         -0-         -0-       -0-          -0-         -0-

Jeffrey J.Andrews     160,000            40,000          -0-   $1.00      40,000     108,000        -0-          -0-         -0-

EXECUTIVE EMPLOYMENT ARRANGEMENTS

     Mr. Pringle did not have a written employment agreement with the Company in 2007. Under the terms of his employment arrangement, Frank G. Pringle, the President and CEO, received a salary of $354,166.50 in 2007. In 2007 the Board of Directors awarded Mr. Pringle a total of 800,000 shares of common stock pursuant to the 2007 Employees Compensation and Stock Option Plan having an aggregate value of $2,189,000. We also paid an annual premium of $7273.00 and $3597.50 in 2007 and 2006, respectively, for a disability policy for Mr. Pringle. We paid premiums of $44,175.00 and $37,002.50 in 2007 and 2006, respectively for a $2,000,000 life insurance policy for Mr. Pringle for which his family is the beneficiary.

     The Company and Mr. Pringle are in negotiations to replace the employment arrangement with a consulting agreement, the terms and conditions of which have not been finalized.

     Jeffrey J. Andrews, the Chief Financial Officer, Treasurer and Corporate Secretary, is employed pursuant to at will agreement with the Company. In 2007 Mr. Andrews received a salary of $162,439.00. In 2007 the Board of Directors awarded Mr. Andrews a total of 200,000 shares of common stock pursuant to the 2007 Employees Compensation and Stock Option Plan having an aggregate value of $741,439.We pay $344.00 each month for a disability policy for Mr. Andrews and we pay for a life insurance policy for which his family is the beneficiary. In 2007 the annual premium for the policy was $5,010.00 and in 2006 it was $2,748.90

COMPENSATION OF DIRECTORS

                                                        DIRECTOR COMPENSATION
                                                        ---------------------

                                                                 Non-Equity     Change in Pension
                                                                 Incentive          Value and
                      Fees Earned                                   Plan          Non-Qualified       All Other
                       or Paid in      Stock        Option      Compensation         Deferred        Compensation
                        Cash ($)    Awards ($)    Awards ($)    ($) Earnings       Compensation          ($)(1)       Total ($)

Frank G. Pringle      $         -   $        -   $         -    $          -      $           -      $          -    $        -

Jeffrey J. Andrews    $         -   $        -   $         -    $          -      $           -      $          -    $        -

Frederick A. Clark    $         -   $        -   $         -    $          -      $           -      $          -    $        -

Kim Thorne O'Brien    $         -   $        -   $         -    $          -      $           -      $          -    $        -

Jonathan L. Simon     $         -   $        -   $         -    $          -      $           -      $          -    $        -

Mary K. Rdomsky       $         -   $50,000  -   $         -    $          -      $           -      $          -    $        -



(1)For the fiscal year ended December 31, 2006 and December 31, 2007, neither the former directors (except as discussed below) nor the current directors were compensated for their services as directors. We do not intend to compensate our current directors, or any additional directors who may be elected; however, expenses of attending meetings will be reimbursed. During the fiscal year ended December 31, 2006 there were no formal meetings of the Board of Directors; action was taken by written consent.

Mary K. Radomsky served as the sole director and officer from June 7, 2006 to September 22, 2006. Although she was not compensated, the in-coming directors voted to give her an honorarium by the issuance of 25,000 shares of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of February 8, 2008, information regarding the beneficial ownership of shares of our common stock (i) by each person known by us to own 5% or more of the outstanding shares of our common stock, (ii) by each of our named executive officers and our directors, and (iii) by all executive officers and directors as a group. At the close of business on February 8, 2008, there were 33,923,957 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting power and investment power with respect to all shares beneficially owned by them.

                                                       Shares of           Percentage
                                                       Common              of Class as of
Name and Address of Beneficial Owners                  Stock               2/8/2008(1)
-------------------------------------                  ---------           --------------

Frank G. Pringle                                       17,737,094(2)       34.33%(3)
109 Bortons Road
Marlton, New Jersey 08053

Jeffrey J. Andrews                                     200,000(4)          0.0076%(4)
8 Cushman Road
Rosemount, Pennsylvania 19010

Frederick A. Clark                                     -0-                 -0-
321 N. Front Street
Harrisburg, Pennsylvania 17101

Kim Thorne O'Brien                                     -0-                 -0-
19 Sawmill Road
Medford, NJ 08055

Jonathan L. Simon                                      -0-                 -0-
1722 Garfield Street
Wyomissing, PA 19610

Lois Augustine Pringle                                 1,557,237(4)        3.00%
109 Bortons Road
Marlton, New Jersey 08053

Olde Monmouth Stock Transfer Co., Inc., Trustee
Carbon Recovery Corporation
  Liquidating Trust                                    11,188,996(5)       -0-(6)
200 Memorial Parkway
Atlantic Highlands, New Jersey 07716

Olde Monmouth Stock Transfer Co., Inc., Trustee
Mobilestream Oil, Inc.
  Liquidating Trust                                    11,145,225          -0-(6)
200 Memorial Parkway
Atlantic Highlands, New Jersey 07716

All Directors and Officers as a Group (5 persons)      18,738,094(2),(3)   34.33%

-----------

1. The ownership percentages below are calculated based on 33,923,957 shares of common stock issued and outstanding as of February 8, 2008 to which are added 17,737,094 shares of common stock issuable upon conversion of the 2006 Series of Convertible Preferred Stock at the rate of 1/2 of 1 share of common stock for each 1 shares of 2006 Series of Convertible Preferred. Excluded are: the shares of common stock issuable upon exercise of the Company's Mobilestream Acquisition Warrants, the Carbon Recovery Acquisition Warrants, or stock options. For purposes of calculating Mr. Pringle's percentage of ownership, however, the 35,236,188 shares of 2006 Series of Convertible Preferred Stock were assumed to have been converted into common stock. If the calculation of Mr. Pringle's percentage of ownership for voting purposes is made while he continues to own the 2006 Series of Convertible Preferred Stock, then his voting percentage is 51.12%

2. Includes 17,618,094 shares of common stock issuable upon conversion of the Company's 2006 Series of Convertible Preferred Stock, 119,000 shares distributable from the Carbon Recovery Corporation liquidating trust as a shareholder of Carbon Recovery Corporation, and 250,000 shares issued under our 2007 Employees Comensation and Stock Option Plan. Does not include common stock purchase options to purchase 200,000 shares of the Company's common stock, 80% of which have not yet vested and are therefore not exercisable. Does not include 1,557,237 shares held by Lois Augustine-Pringle, Mr. Pringle's wife, in which Mr. Pringle disclaims a beneficial interest.

3. Includes 200,000 shares issued under our 2007 Employees Compensation and Stock Option Plan, but does not include 200,000 options issued under a stock option agreement between the Company and Mr. Andrews entered into in 2005, of which 160,000 options have vested as of December 31, 2007, and the remaining 40,000 options will vest on December 31, 2008 if Mr. Andrews is employed by the Company as at that date.

4. Does not include 369,000 shares of common stock and 35,236,188 shares of 2006 Series of Convertible Preferred Stock that are convertible into 17,618,094 shares of common stock held by Frank G. Pringle, her husband, in all of which Ms. Pringle disclaims a beneficial interest.

5. The 48,188,996 shares the Company issued for the acquisition of the assets of Carbon Recovery Corporation was subsequently reduced to 11,188,996 shares by the cancellation of 37,500,000 shares of the Company's common stock indirectly owned by the Company in the Carbon Recovery Liquidating Trust after the acquisition of the assets of Mobilestream Oil, Inc. which had owned the 37,500,000 shares of Carbon Recovery Corporation.

6. Old Monmouth Stock Transfer Co., Inc. is the Trustee of both Liquidating Trusts; it has no beneficial interest in the shares held in the trusts. With the exceptions of Frank G. Pringle and Lois Augustine Pringle, no person or entity has a 5% or greater interest in the Company as the result of his/her/its beneficial interest in either Liquidating Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In January 2005 we formalized a prior intended agreement with Careful Sell Holding, L.L.C. ("Careful Sell"), a Delaware limited liability company formed by the President of our Company. Our President and his wife, at the time a director of the Company, own all of the limited liability interests of Careful Sell. Our President is also the Manager of Careful Sell. Under the revised agreement we entered into a technology contribution agreement (the "Contribution Agreement"), with Careful Sell. Careful Sell is the owner of all the rights to the inventions of our President. Under the Contribution Agreement, Careful Sell transferred to us the rights to commercialize such inventions and to operate and use the related processes and apparatus to make, sell, use and otherwise dispose of products, which may be processed utilizing the inventions. In the Contribution Agreement we agreed to pay Careful Sell royalties of 2% of all revenues derived from the inventions. In further consideration for the transfer of the inventions, we issued to Careful Sell a total of 37,500,000 shares of our common stock. The Contribution Agreement supersedes a prior agreement not formalized between ourselves and Careful Sell in 2002.

     We have engaged in two transactions for the acquisition of our assets and our business with related persons. On September 22, 2006 we closed an acquisition for substantially all of the assets and certain liabilities of Carbon Recovery Corporation (the "CRC Acquisition") pursuant to a plan and agreement of reorganization dated July 27, 2006 (the "CRC Agreement") with Carbon Recovery Corporation ("CRC" or "Carbon Recovery") for the acquisition of substantially all of the assets and certain liabilities of CRC (the "CRC Acquisition"). Mr. Frank Pringle, the controlling stockholder of CRC is also our Chairman of the Board, President and CEO. Under the CRC Agreement, on September 22, 2006 we issued to the Carbon Recovery liquidating trust comprised of the stockholders of CRC (the "Carbon Recovery Liquidating Trust") the following: (i) 48,688,996 shares of our common stock (the "CRC Common Stock") for the assets of CRC, and (ii) 3,908,340 Class B Warrants, 1,397,000 Class D Warrants and 1,397,000 Class E Warrants (together the "CRC Warrants" and individually by their respective class names) to assume the liabilities of CRC to its warrant holders under similar classes of warrants of CRC. The CRC Warrants have the following characteristics: (i) the CRC Class B Warrants and the CRC Class D Warrants have an exercise price of $2.75 per warrant, and (ii) the CRC Class E Warrants have an exercise price of $4.00 per warrant. The CRC Class E Warrants can only be exercised together with the exercise of a similar number of CRC Class D Warrants. Initially, all of the CRC Warrants expired on September 21, 2007; however, we have extended the expiration date of the CRC Class B Warrants, the CRC Class D Warrants and the CRC Class E Warrants to December 31, 2008.

     Frank G. Pringle, our Chairman, President and CEO, was elected to our Board of Directors in connection with the closing of the Carbon Recovery acquisition. Mr. Andrews, our Secretary, Treasurer and CFO, was also elected to the Board at that time, following which they appointed themselves to the respective offices each of them holds.

     In December 2006 we acquired the assets of Mobilestream Oil, Inc., a Delaware corporation controlled by Mr. Pringle. Mr. Pringle is the inventor of the variable microwave technology embodied in the four patent applications which he assigned to a predecessor of Mobilestream Oil, Inc. and which is now owned by us as the result of the acquisition of the assets of Mobilestream. At the time of the Mobilestream Acquisition, Mr. Pringle previously owned shares of Mobilestream Oil, Inc.'s Common Stock, which had been converted into 503,374,112 shares of Mobilestream's 2006 Series of Convertible Preferred Stock. When we acquired the assets of Mobilestream Oil, Inc., we issued 11,145,225 shares of our common stock to the holders of Mobilestream's Common Stock, and we issued 35,236,188 shares of our own 2006 Series of Convertible Preferred Stock (the "2006 Series") to Mr. Pringle (the sole holder of Mobilestream's 2006 Series) using the same conversion ratio as for the common stock. At the time of the acquisition closing, each share of our 2006 Series is convertible into 2 shares of our common stock, but prior to January 1, 2009 conversion is limited to that number of shares of Common Stock which is less than 4.99% of our issued and outstanding common stock after conversion. Subsequent thereto, in October 2007, Mr. Pringle and the Company agreed to amend the conversion terms of the 2006 Series such that each share of our 2006 Series is now convertible into 1/2 of 1 share of our common stock and an amended Certificate of Designation was filed with the Nevada Secretary of State in January 2008. Each share of our 2006 Series has 2 votes per share, voting with the common stock as a single class.

     On May 17, 2007 we purchased 94,961 shares of our common stock for $66,471 in cash from Ms. Lois Pringle, the wife of Mr. Frank G. Pringle, our President and Chief Executive Officer.

     In 2007 the Company issued a total of 505,040 warrants to two individuals, one of whom is currently a director of our Company, as part of a transaction pursuant to which they purchased shares of the Company's common stock in a private sale transaction with Lois Pringle, the wife of the Company's CEO.

                              PLAN OF DISTRIBUTION

     The Liquidating Trustee will distribute the Shares and the Warrants to the respective stockholders of Carbon Recovery and Mobilestream Oil. Thereafter, the Carbon Recovery or Mobilestream stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling the Shares or the Warrants or the Warrant Shares received after the date of this prospectus from a Carbon Recovery or Mobilestream stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares, Warrants or Warrant Shares on any stock exchange, market or trading facility on which the Shares, Warrants or Warrant Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

     The Carbon Recovery or Mobilestream stockholders may use any one or more of the following methods when disposing of the Shares, the Warrants or the Warrant Shares or interests therein:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the the Shares, the Warrants or the Warrant Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

- through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

- broker-dealers may agree with the Carbon Recovery or Mobilestream stockholders to sell a specified number of such Shares, Warrants and Warrant Shares at a stipulated price;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

     The aggregate proceeds to the Carbon Recovery and Mobilestream stockholders from the sale of the Shares, the Warrants or the Warrant Shares offered by them will be the purchase price of each less discounts or commissions, if any. We will not receive any of the proceeds from this offering, except that. upon any exercise of the Warrants we will receive the exercise price of the Warrants.

     The distributes also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

     The distributees and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Any distributes who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

     To the extent required, the Shares of our common stock, the Warrants and the Warrant Shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

     In order to comply with the securities laws of some states, if applicable, the Shares, the Warrants and the Warrant Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     We have agreed to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the Shares, the Warrants and the Warrant Shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act, provided that such period may be extended under limited circumstances.

                                LEGAL PROCEEDINGS

     There is no litigation pending or threatened by or against us or any of our former or current officers or directors, as such.

                            DESCRIPTION OF SECURITIES

     The following information describes our common stock and our preferred stock, options and warrants to purchase our common stock, and provisions of our amended Articles of Incorporation and our bylaws. This description is only a summary. You should also refer to our amended Articles of Incorporation, and our bylaws, which have been filed with the SEC. With respect to our 2006 Series of Convertible Preferred Stock, the MJCCC Series Convertible Preferred Stock and our warrants, you should also refer to (i) the 2006 Series of Convertible Preferred Stock Certificate of Designation as amended, (ii) the MJCCC Certificate of Designation, (iii) the Mobilestream Acquisition Warrants, and
(iii) each of the Carbon Recovery Class B, D and E Acquisition Warrants.

     We are presently authorized to issue 200,000,000 shares of common stock, $0.001 par value, and 100,000,000 shares of preferred stock, $0.001 par value. As of February 8, 2008, we have 33,923,957 shares of common stock issued and outstanding, and 35,236,188 shares of 2006 Series of Convertible Preferred Stock issued and outstanding.

COMMON STOCK

     The holders of our common stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by the board of directors from funds legally available therefor. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any of our shares of common stock subject to redemption or convertibility into any other securities. Upon liquidation, dissolution or winding-up of our Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share for share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued, and non-assessable. Each share of our common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote. There is no cumulative voting. We have not paid any dividends on our common stock to date and do not anticipate that we will be paying dividends in the foreseeable future.

PREFERRED STOCK

     Under our Articles of Incorporation, the board of directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and to issue the preferred stock in on or more series as designated by the board of directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the company without further stockholder action and may adversely affect the rights and powers, including voting rights, of the holders of the common stock.

     In December 2006, the Board authorized the issuance of 70,472,376 shares of our 2006 Series of Convertible Preferred Stock (the "2006 Mobilestream Acquisition Preferred Stock") in exchange for 503,374,112 shares of Mobilestream 2006 Series Convertible Preferred Stock at the exchange rate of 1 share of our 2006 Mobilestream Preferred Stock for each 7.143 shares of Mobilestream 2006 Series of Convertible Preferred Stock. Under the Mobilestream Acquisition Agreement, if we file a registration statement with the Commission under the Securities Act, we must give written notice to the trustee of the liquidation trust created for the Mobilestream Acquisition and, if the trustee so elects, we must include in any such registration statement such number of shares of Mobilestream Acquisition Common Stock, Mobilestream Acquisition 2006 Preferred Stock and common stock underlying the Mobilestream Warrants as the trustee may demand. If the categories of shares are not registered by December 31, 2007, then the trustee of the liquidating trust may demand that we register the shares of Mobilestream Common Stock, the Mobilestream 2006 Preferred Stock and the common stock underlying the Mobilestream Warrants. Accordingly, we are registering the Mobilestream Acquisition Common Stock and the Mobilestream Acquisition Warrants as part of this registration statement.

     On December 31, 2006, at the closing of the Mobilestream Acquistion, we issued the shares of Mobilestream Acquisition Common Stock and the Mobilestream Warrants; however, we issued only 35,236,188 (instead of 70,472,376) shares of our Mobilestream Acquisition 2006 Preferred Stock to Mr. Pringle because of limitations on the number of authorized preferred shares in our Articles of Incorporation. To maintain the proper share numbers for the Mobilestream Acquisition, the current Mobilestream 2006 Preferred Stock Certificate of Designation initially provided that they could be converted into our common stock at the rate of 2 shares of our common stock for each share of our Mobilestream Acquisition 2006 Preferred Stock. Subsequent thereto, in October 2007, Mr. Pringle and the Company agreed to amend the conversion terms of the 2006 Series such that each share of our 2006 Series is now convertible into 1/2 of 1 share of our common stock. An amendment to the Certificate of Designation for the 2006 Series to reflect the revised rate of conversion was filed in the State of Nevada on January 30, 2008.


WARRANTS

     We currently have eight different classes of warrants outstanding as follows: Mobilestream Acquisition Warrants and Carbon Recovery Class B, D, and E Acquisition Warrants, the 2007 Private Placement Warrants, the 2007 Private Sale Warrants, the 2007 December 2007 Private Placement Warrants, the Black Diamond Warrants and the Nutmeg Warrants, all of which may be converted into shares of our Common Stock, with these characteristics:

CLASS                  NUMBER           EXERCISE PRICE      EXPIRATION DATE
Mobilestream          3,705,867             $4.75          December 31, 2008
B                     3,908,340             $2.75          December 31, 2008
D                     1,397,500             $2.75          December 31, 2008(1)
E                     1,397,600             $4.00          December 31, 2008
Private Placement       400,000             $-0-           December 31, 2009
Private Placement       400,000             $0.80          December 31, 2009
Private Sale            290,000             $2.50          December 31, 2008
Private Sale            215,040             $2.75          December 31, 2008
Private Placement       650,000             $2.00          December 31, 2012

     The shares of common stock underlying the Mobilestream Acquisition Warrants, and the Carbon Recovery Class B, D and E Acquisition Warrants, a total of 10,409,407 shares, are being registered as part of this registration statement. The number of shares issuable upon exercise of any class of Warrant is subject to adjustment for stock splits, stock dividends, combinations, reclassifications and the like.

------------------
(1) The Class D Warrant and the Class E Warrant can only be exercised in tandem with each other, i.e., one Class E Warrant must be exercised for each Class D Warrant exercised.

SHARES ELIGIBLE FOR FUTURE SALE

     As of February 8, 2007, we had 33,923,957 shares of common stock outstanding. That number does not include (i) 160,000 shares of common stock underlying outstanding options, $1.00 per share, (ii) 110,000 shares of common stock underlying outstanding notes in the aggregate principal amount of $110,000, which are convertible into our common stock at a rate of $1.00 per share, (iii) 35,236,188 shares of 2006 Series of Convertible Preferred Stock that are convertible into 17,618,094 shares of common stock, and (iv) 10,409,407 Warrant Shares of common stock underlying the Warrants covered by this prospectus

     Freely Tradable Shares After Offering. As of February 8, 2008, excluding the shares that are covered by this prospectus, all but [NEED NUMBER] of our currently outstanding shares, which are deemed "restricted" securities, can be publicly resold without restriction. Upon the resale of the 22,334,221 currently outstanding shares of our common stock covered by this prospectus, and the exercise of, issuance and sale of the 10,409,407 Shares covered by the Warrants included in this prospectus, all of these shares will also be freely tradable without restriction or limitation under the Securities Act. As a result, after the completion of this offering, all but __________ shares of our common stock will be tradable without restriction under the Securities Act.

     Rule 144. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including persons who may be deemed our "affiliates," as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares that does not exceed the greater of 1% of the then outstanding shares (approximately [NEED NUMBER] shares if the currently outstanding warrants and options are not exercised) or the average weekly trading volume of shares during the four calendar weeks preceding such sale. Sales under Rule 144 are subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the company. A person who has not been our affiliate at any time during the three months preceding a sale, and who has beneficially owned his shares for at least one year, would be entitled under Rule 144(k) to sell such shares without regard to any volume limitations under Rule 144. Subject to certain volume limitations and other conditions, all of the currently outstanding unregistered shares are eligible for public resale under Rule 144. The availability of Rule 144 to our holders of restricted securities is, however, conditioned on various factors, including the availability of certain public information concerning our company.

     Form S-8 Registration of Shares. We have registered 2,500,000 shares of our common stock on Form S-8 that are eligible for sale under our 2008 Employees Compensation Plan. Accordingly, except for shares held by affiliates of our Company, these shares may be resold in the public market without restriction.

     TRANSFER AGENT

     Our transfer agent currently is Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

                                     EXPERTS

     The financial statements for the years ended December 31, 2006 and 2005 included in this prospectus have been audited by Bagell, Josephs, Levine & Company, L.L.C. to the extent and for the periods indicated in their report thereon, which report included an explanatory paragraph concerning our company's ability to continue as a going concern. Such financial statements have been included in this prospectus and registration statement in reliance upon the report of Bagell, Josephs, Levine & Company, L.L.C. and upon the authority of such firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     The Nevada General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Nevada law, a director or officer may not be indemnified where his act or failure to act constitutes a breach of is fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law. This statute describes in detail the right of corporations such as our Company to indemnify any such person.

     Our Articles of Incorporation and our By-laws provide generally for mandatory indemnification of our directors and officers to the fullest extent permitted under the Nevada General Corporation Law if they have been successful in the defense of any claim asserted against them, and permissive indemnification for any claim asserted against them if it appears they acted in good faith and in a manner not opposed to the best interests of the Company. We are also permitted to indemnify all other persons whom we requested to act on behalf of the Company in the same manner. Our By-Laws permit us to advance expenses on behalf of any person, including officers and directors, with regard to any action or proceeding, provided that we receive an undertaking to repay all such advances if it is determined that such person was not entitled to be indemnified by us.

     We have entered into indemnification agreements with our directors and officers. The agreements provide that we will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer of our company other than an action initiated by a director or officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

     Under each indemnification agreement, the entitlement of a director or officer to indemnification shall be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by our stockholders, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the indemnification agreement will be conclusively presumed to have met the applicable statutory standard of conduct unless our board of directors, stockholders or independent legal counsel determines that the relevant standard has not been met. If a change of control of our company has occurred, the entitlement of such director or officer to indemnification shall be determined by independent counsel selected by such director or officer, unless such director or officer requests that either the board of directors or the stockholders make such determination.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

     Richard C. Fox, P.A., Exeter, New Hampshire, has provided us with an opinion concerning legality of the securities being registered by this prospectus. The principal of the firm owns 87,530 shares of our common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed electronically with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act for the common stock offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file annual reports, quarterly reports, special reports, proxy statements and other information with the Commission. The reports, proxy statements and other information we file can be read and copied at prescribed rates at the Public Reference Room of the Commission at Station Place, 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. Information about the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site http://www.sec.gov that contains our reports, proxy statements, information statements and other information concerning Global Resource in the registration statement and its exhibits, which we have filed with the Commission under the Securities Act and to which reference is made.

                              FINANCIAL STATEMENTS

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                              FINANCIAL STATEMENTS


                                   CONTENTS

                                                                            Page
                                                                            ----

For The Nine Months Ended September 30, 2007 (unaudited)

Condensed Balance Sheets....................................................  30

Condensed Statement of Operations...........................................  31

Condensed Statement of Stockholders' Equity.................................  32

Condensed Statements of Cash Flows..........................................  38

Notes to Consolidated Financial Statements
  For The Years Ended December 31, 2006 and 2005............................  39

Report of Independent Registered Public Accounting Firm.....................  51

Consolidated Balance Sheets as of December 31, 2006 and 2005................  52

Consolidated Statements of Operations for the Years Ended
  December 31, 2006 and 2005 ...............................................  53

Consolidated Statements of Stockholders' Equity/(Deficit) for the Years
  Ended December 31, 2006 and 2005..........................................  54

Consolidated Statements of Cash Flows for the Years Ended
  December 31, 2006 and 2005................................................  57

Notes to Consolidated Financial Statements for the Years Ended
  December 31, 2006 and 2005................................................  58





                                       29



                                         GLOBAL RESOURCE CORPORATION
                                        (A Development Stage Company)
                                           Condensed Balance Sheet
                                              September 30, 2007
                                                 (Unaudited)

                                                   ASSETS                                      As of Sept. 30,
                                                   ------                                           2007
                                                                                                ------------
CURRENT ASSETS
   Cash                                                                                         $    255,514
   Other Receivable                                                                             $    250,000

                                                                                                ------------

          TOTAL CURRENT ASSETS                                                                       505,514
                                                                                                ------------

Fixed Assets, Net of depreciation                                                                    396,610
                                                                                                ------------

OTHER ASSETS
   Notes Receivable net - (reserved $650,000 for doubtful collection)                                     --
   Investments & Deposits on Investments                                                              74,860
                                                                                                ------------
          TOTAL OTHER ASSETS                                                                          74,860

TOTAL ASSETS                                                                                    $    976,984
                                                                                                ============


                             LIABILITIES AND STOCKHOLDERS' EQUITY
                             ------------------------------------

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                                                     $    141,957
   Current portion - loan payable - equipment                                                         39,913
                                                                                                ------------

          TOTAL CURRENT LIABILITIES                                                                  181,870
                                                                                                ------------

LONG-TERM LIABILITIES

   Loan payable - equipment, net of current portion                                                   62,393
                                                                                                ------------

          Total  liabilities                                                                         244,263
                                                                                                ------------

STOCKHOLDERS' EQUITY

   Preferred Stock  - $.001 par value 50,000,000 shares authorized,                                   35,236
   35,236,188 issued and outstanding at Sept. 30, 2007; none authorized at Sept. 30, 2006
   Preferred Stock  - $.001 par value 1,000 shares authorized and issued as Sept. 30, 2007                 1
   Common stock, $.001 par value; 2,000,000,000 shares authorized,                                    26,790
      26,695,240 shares issued and outstanding at Sept. 30, 2007; and
   Subscription receivable                                                                          (215,693)
   Additional paid-in capital                                                                     13,813,692
   Deficit accumulated in the development stage                                                  (11,206,665)
                                                                                                ------------
                                                                                                   2,453,361

   Treasury Stock                                                                                    (66,473)
   Prepaid Sevices                                                                                (1,408,917)
   Deferred compensation                                                                            (245,250)
                                                                                                ------------

          Total stockholders' equity                                                                 732,721
                                                                                                ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                      $    976,984
                                                                                                ============

               The accompanying notes are an integral part of these financial statements.



                                       30


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                                 Condensed Statement of Operations
                                              (With Cumulative Totals Since Inception)
                                                            (Unaudited)


                                                       Three Months Ended                NINE MONTHS ENDED
                                                       ------------------                -----------------          JULY 19, 2002
                                                                                                                      (INCEPTION)
                                                   Sept. 30         SEPT. 30         SEPT. 30         SEPT. 30            TO
                                                     2007             2006             2007             2006        SEPT. 30, 2007
                                                 ------------     ------------     ------------     ------------     ------------
REVENUES                                         $         --     $         --     $         --     $         --     $         --

COST OF SALES                                              --               --               --               --
                                                 ------------     ------------     ------------     ------------     ------------

GROSS PROFIT                                               --               --               --               --               --
                                                 ------------     ------------     ------------     ------------     ------------

OPERATING EXPENSES
    Consulting fees                                    46,700          144,342           74,939          218,359        1,379,316
    Professional fees                                 158,786           49,105          483,642          155,670        1,171,419
    Other general and administrative expenses       2,547,121          543,643        3,556,154        2,462,880        7,741,323
    Reserve for Note Receivable                                             --                               --           650,000
    Depreciation expense                               24,345           15,543           72,222           24,369          162,088
                                                 ------------     ------------     ------------     ------------     ------------

          TOTAL OPERATING EXPENSES                  2,776,952          752,633        4,186,957        2,861,278       11,104,146
                                                 ------------     ------------     ------------     ------------     ------------

LOSS BEFORE OTHER INCOME (EXPENSE)                 (2,776,952)        (752,633)      (4,186,957)      (2,861,278)     (11,104,146)
                                                 ------------     ------------     ------------     ------------     ------------

OTHER INCOME (EXPENSE)
    Loss on deposit / real estate - net                                                (100,000)                         (172,712)
    Interest expense                                   (3,008)          (3,396)         (19,373)         (11,290)         (34,542)
    Interest income                                     7,262           20,575           31,776           45,973          104,846
                                                 ------------     ------------     ------------     ------------     ------------

          TOTAL OTHER INCOME (EXPENSE)                  4,254           17,179          (87,597)          34,683         (102,408)
                                                 ------------     ------------     ------------     ------------     ------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES         (2,772,698)        (735,454)      (4,274,554)      (2,826,595)     (11,206,554)
PROVISION FOR INCOME TAXES                                 --              111               --              111              111
                                                 ------------     ------------     ------------     ------------     ------------

NET LOSS APPLICABLE TO COMMON SHARES             $ (2,772,698)    $   (735,565)    $ (4,274,554)    $ (2,826,706)    $(11,206,665)
                                                 ============     ============     ============     ============     ============

BASIC AND DILUTED LOSS
     PER SHARE                                   $      (0.11)    $      (0.02)    $      (0.17)    $      (0.06)    $      (0.44)
                                                 ============     ============     ============     ============     ============

WEIGHTED AVERAGE NUMBER
     OF COMMON SHARES                              26,145,531       47,487,917       25,634,118       46,827,957       25,634,118
                                                 ============     ============     ============     ============     ============

                        The accompanying notes are an integral part of these financial statements.


                                       31


                                            GLOBAL RESOURCE CORPORATION
                                           (A Development Stage Company)
                                    Condensed Statement of Stockholders' Equity
                                               AT SEPTEMBER 30, 2007


                                    PREFERRED STOCK             COMMON STOCK
                               --------------------------  --------------------------                 DISCOUNT
                                              PAR VALUE                   PAR VALUE    ADDITIONAL        ON
                                 PREFERRED      $.001         COMMON        $.001        PAID-IN       COMMON
                                  SHARES       $ AMOUNT       SHARES       $ AMOUNT      CAPITAL        STOCK
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE - JULY 19,
2002 (INCEPTION)                         --            --            --  $         --  $         --  $         --

Issuance of initial
 founders' shares,
 September 2002,
 net of subsequent
 cancellations                           --            --     2,555,000            --            --            --

Shares issued for
 services, September
 2002                                    --            --     1,000,000            --       472,000            --

Shares issued for
 cash, November 2002                     --            --        29,000            --        14,500            --

Shares issued for
 services, November
 and December 2002                       --            --        13,600            --         6,800            --

Net loss for the
 period July 19, 2002
 (Inception) through
 December 31, 2002,
 as originally stated                    --            --            --            --            --            --

Prior period
 adjustment, Note 11                     --            --            --            --            --            --
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT DECEMBER 31, 2002             --            --     3,597,600            --       493,300            --
                               ------------  ------------  ------------  ------------  ------------  ------------

Re-issuance of
 founders' shares
 - July 2003                             --            --     1,455,000            --            --            --

Shares issued for cash                   --            --       519,800            --       259,900            --

Issuance of subscription
 receivable from shareholders            --            --            --            --            --            --

Net loss for the
 year ended December
 31, 2003, as
 originally stated                       --            --            --            --            --            --

Prior period
 adjustment, Note 11                     --            --            --            --            --            --
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT DECEMBER 31, 2003             --            --     5,572,400            --       753,200            --
                               ------------  ------------  ------------  ------------  ------------  ------------

Shares issued for cash                   --            --       917,645            --       553,105            --

Shares issued in
 exchange for
 real estate                             --            --       650,000            --       650,000            --

Shares issued
 for compensation                        --            --       545,000            --       545,000            --

Shares issued as
 charitable contribution                 --            --        50,000            --        50,000            --

Initial founders'
 shares cancelled                        --            --      (250,000)           --            --            --

Issuance of
 subscription receivable
 from shareholders                       --            --            --            --            --            --

Net loss for the
 year ended
 December 31, 2004                       --            --            --            --            --            --
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT DECEMBER 31, 2004             --            --     7,485,045            --     2,551,305            --
                               ------------  ------------  ------------  ------------  ------------  ------------


continued on next page

                                       32


continued from previous page


                                            GLOBAL RESOURCE CORPORATION
                                           (A Development Stage Company)
                                    Condensed Statement of Stockholders' Equity
                                               AT SEPTEMBER 30, 2007


                                DEFICIT
                               ACCUMULATED
                               DURING THE                    CONTRA
                               DEVELOPMENT     DEFERRED    PREPAID FOR   SUBSCRIPTION   TREASURY
                                  STAGE      COMPENSATION    SERVICES     RECEIVABLE      STOCK         TOTAL
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE - JULY 19,
2002 (INCEPTION)               $         --  $         --            --  $         --            --  $         --

Issuance of initial
 founders' shares,
 September 2002,
 net of subsequent
 cancellations                           --            --            --            --            --            --

Shares issued for
 services, September
 2002                                    --            --            --            --            --       472,000

Shares issued for
 cash, November 2002                     --            --            --            --            --        14,500

Shares issued for
 services, November
 and December 2002                       --            --            --            --            --         6,800

Net loss for the
 period July 19, 2002
 (Inception) through
 December 31, 2002,
 as originally stated            (2,008,508)           --            --            --            --    (2,008,508)
                               ------------  ------------  ------------  ------------  ------------  ------------
Prior period
 adjustment, Note 11              1,500,000            --            --            --            --     1,500,000
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT DECEMBER 31, 2002       (508,508)           --            --            --            --       (15,208)
                               ------------  ------------  ------------  ------------  ------------  ------------

Re-issuance of
 founders' shares
 - July 2003                             --            --            --            --            --            --

Shares issued for cash                   --            --            --            --            --       259,900

Issuance of subscription
 receivable from shareholders            --            --            --       (14,340)           --       (14,340)

Net loss for the
 year ended December
 31, 2003, as
 originally stated                 (931,159)           --            --            --            --      (931,159)

Prior period
 adjustment, Note 11                727,500            --            --            --            --       727,500
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT
 DECEMBER 31, 2003                 (712,167)           --            --       (14,340)           --        26,693
                               ------------  ------------  ------------  ------------  ------------  ------------

Shares issued for cash                   --            --            --            --            --       553,105

Shares issued in
 exchange for
 real estate                             --            --            --            --            --       650,000

Shares issued
 for compensation                        --      (545,000)           --            --            --            --

Shares issued as
 charitable contribution                 --            --            --            --            --        50,000

Initial founders'
 shares cancelled                        --            --            --            --            --            --

Issuance of
 subscription receivable
 from shareholders                       --            --            --       (74,240)           --       (74,240)

Net loss for the
 year ended
 December 31, 2004                 (672,219)           --            --            --            --      (672,219)
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT DECEMBER 31, 2004     (1,384,386)     (545,000)           --       (88,580)           --       533,339
                               ------------  ------------  ------------  ------------  ------------  ------------




                                       33


                                            GLOBAL RESOURCE CORPORATION
                                           (A Development Stage Company)
                                    Condensed Statement of Stockholders' Equity
                                               AT SEPTEMBER 30, 2007


                                    PREFERRED STOCK             COMMON STOCK
                               --------------------------  --------------------------                  DISCOUNT
                                              PAR VALUE                   PAR VALUE     ADDITIONAL        ON
                                 PREFERRED      $.001         COMMON        $.001         PAID-IN       COMMON
                                  SHARES       $ AMOUNT       SHARES       $ AMOUNT       CAPITAL        STOCK
                               ------------  ------------  ------------  ------------  ------------  ------------

Shares issued for cash                   --            --       745,655            --       914,507            --

Shares issued to
 acquire technology                      --            --    37,500,000            --    37,500,000   (37,500,000)

Remaining shares
 issued in exchange
 for real estate                         --            --        80,800            --        80,800            --

Shares issued for services               --            --        53,500            --        53,500            --

Accounts payable
 converted to equity                     --            --         1,087            --         1,087            --

Stock subscriptions
 received, net                           --            --            --            --            --            --

Amortization of
 deferred compensation                   --            --            --            --            --            --

Net loss for the
 year ended
 December 31, 2005                       --            --            --            --            --            --
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT DECEMBER 31, 2005             --            --    45,866,087            --    41,101,199   (37,500,000)
                               ------------  ------------  ------------  ------------  ------------  ------------

Shares issued for cash                   --            --     2,786,286            --     2,810,877            --

Stock subscriptions
 received, net                           --            --            --            --            --            --

Amortization of
 deferred compensation                   --            --            --            --            --            --

Shares issued
 for services                            --            --        14,123            --        14,746            --

Shares issued for
 investment in land                      --            --        22,500            --        45,000            --

Effect of reverse merger                 --            --        72,241        48,761   (37,669,444)   37,500,000

Shares issued for
 conversion of debt                      --            --     2,681,837         2,682       118,000            --

Shares issued
 for consulting                          --            --        25,000            25        49,975            --

Shares issued for
 merger with
 Mobilestream Inc                        --            --    11,145,255        11,145     2,842,136            --

Cancellation of
 shares for merger
 with Mobilestream Inc                   --            --   (37,500,000)      (37,500)       37,500            --

Preferred convertible
 stock issued for merger
 with Mobilestream 2 for
 1 convertible into common       35,236,188   $    35,236            --            --       468,138            --

Net loss for the
 year ended December
 31, 2006                                --            --            --            --            --            --
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT DECEMBER 31, 2006     35,236,188  $     35,236    25,113,329  $     25,113  $  9,818,127  $         --
                               ============  ============  ============  ============  ============  ============



continued on next page


                                       34


continued from previous page

                                            GLOBAL RESOURCE CORPORATION
                                           (A Development Stage Company)
                                    Condensed Statement of Stockholders' Equity
                                               AT SEPTEMBER 30, 2007


                                  DEFICIT
                                ACCUMULATED
                                 DURING THE                   CONTRA
                                 DEVELOPMENT    DEFERRED    PREPAID FOR   SUBSCRIPTION   TREASURY
                                    STAGE     COMPENSATION    SERVICES     RECEIVABLE      STOCK         TOTAL
                                ------------  ------------  ------------  ------------  ------------  ------------

Shares issued for cash                    --            --            --            --            --       914,507

Shares issued to
 acquire technology                       --            --            --            --            --            --

Remaining shares
 issued in exchange
 for real estate                          --            --            --            --            --        80,800

Shares issued for services                --            --            --            --            --        53,500

Accounts payable
 converted to equity                      --            --            --            --            --         1,087

Stock subscriptions
 received, net                            --            --            --        10,398            --        10,398

Amortization of
 deferred compensation                    --       109,000            --            --            --       109,000

Net loss for the
 year ended
 December 31, 2005                (1,291,169)           --            --            --            --    (1,291,169)
                                ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT DECEMBER 31, 2005      (2,675,555)     (436,000)           --       (78,182)           --       411,462
                                ------------  ------------  ------------  ------------  ------------  ------------

Shares issued for cash                    --            --            --            --            --     2,810,877

Stock subscriptions
 received, net                            --            --            --      (582,511)           --      (582,511)

Amortization of
 deferred compensation                    --       109,000            --            --            --       109,000

Shares issued
 for services                             --            --            --            --            --        14,746

Shares issued for
 investment in land                       --            --            --            --            --        45,000

Effect of reverse merger                  --            --            --            --            --      (120,683)

Shares issued for
 conversion of debt                       --            --            --            --            --       120,682

Shares issued
 for consulting                           --            --            --            --            --        50,000

Shares issued for
 merger with
 Mobilestream Inc                    (10,498)           --            --            --            --     2,842,783

Cancellation of
 shares for merger
 with Mobilestream Inc                    --            --            --            --            --            --

Preferred convertible
 stock issued for merger
 with Mobilestream 2 for
 1 convertible into common                --            --            --            --            --       503,374

Net loss for the
 year ended December
 31, 2006                         (4,246,058)           --            --            --            --    (4,246,058)
                                ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT DECEMBER 31, 2006    $ (6,932,111) $   (327,000) $         --  $   (660,693) $         --  $  1,958,672
                                ============  ============  ============  ============  ============  ============




                                       35


                                            GLOBAL RESOURCE CORPORATION
                                           (A Development Stage Company)
                                    Condensed Statement of Stockholders' Equity
                                               AT SEPTEMBER 30, 2007


                                    PREFERRED STOCK             COMMON STOCK
                               --------------------------  --------------------------                  DISCOUNT
                                              PAR VALUE                   PAR VALUE     ADDITIONAL        ON
                                 PREFERRED      $.001         COMMON        $.001         PAID-IN       COMMON
                                  SHARES       $ AMOUNT       SHARES       $ AMOUNT       CAPITAL        STOCK
                               ------------  ------------  ------------  ------------  ------------  ------------

Shares issued
 for cash                                --            --        17,500            17         5,233            --

Shares issued for
 Stock to be
 issued (liability)                      --            --       186,822           187       201,156            --

Amortization of
 deferred compensation                   --            --            --            --        27,250            --

Shares issued for services               --            --        36,000            36        25,964            --

Net loss for the
 period ended March
 31, 2007                                --            --            --            --            --            --
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT MARCH 31, 2007        35,236,188  $     35,236    25,353,651  $     25,353  $ 10,050,480  $         --
                               ============  ============  ============  ============  ============  ============

Shares issued for cash                   --            --       499,564           500       157,711            --

Shares issued for
 Stock to be issued
 (liability)                             --            --            --            --            --            --

Treasury Stock                           --            --       (94,961)           --            --            --

Amortization of
 deferred compensation                   --            --            --            --            --            --

Shares issued
 for services                            --            --            --            --            --            --

Net loss for
 the period ended
 June 30, 2007                           --            --            --            --            --           --
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT JUNE 30, 2007         35,236,188  $     35,236    25,758,254  $     25,853  $ 10,208,191  $         --
                               ============  ============  ============  ============  ============  ============

Shares issued for cash                   --            --            --            --            --            --

Shares issued for
 Stock to be
 issued (liability)                      --            --            --            --            --            --

Treasury Stock                           --            --            --            --            --            --

Amortization of
 deferred compensation                   --            --            --            --            --            --

Preferred Shares
 issued for settlement
 of legal issues                      1,000             1            --            --       399,999            --

Shares issued for
 services & Prepaid
 contra account                          --            --       936,986           937     3,205,502            --

Net loss for the
 period ended June
 30, 2007                                --            --            --            --            --            --
                               ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT SEPTEMBER 30, 2007    35,237,188  $     35,237    26,695,240  $     26,790  $ 13,813,692  $         --
                               ============  ============  ============  ============  ============  ============



continued on next page



                                       36


continued from previous page

                                            GLOBAL RESOURCE CORPORATION
                                           (A Development Stage Company)
                                    Condensed Statement of Stockholders' Equity
                                               AT SEPTEMBER 30, 2007


                                  DEFICIT
                                ACCUMULATED
                                 DURING THE                   CONTRA
                                 DEVELOPMENT    DEFERRED    PREPAID FOR   SUBSCRIPTION   TREASURY
                                    STAGE     COMPENSATION    SERVICES     RECEIVABLE      STOCK         TOTAL
                                ------------  ------------  ------------  ------------  ------------  ------------

Shares issued
 for cash                                 --            --            --            --            --         5,250

Shares issued for
 Stock to be
 issued (liability)                       --            --            --            --            --       201,343

Amortization of
 deferred compensation                    --        27,250            --            --            --            --

Shares issued for services                --            --            --            --            --        26,000

Net loss for the
 period ended March
 31, 2007                           (741,864)           --            --            --            --      (741,864)
                                ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT MARCH 31, 2007       $ (7,673,975) $   (299,750) $         --  $   (660,693) $         --  $  1,476,651
                                ============  ============  ============  ============  ============  ============

Shares issued for cash                    --            --            --            --            --       158,211

Shares issued for
 Stock to be issued
 (liability)                              --            --            --        15,000            --        15,000

Treasury Stock                            --            --            --            --       (66,473)      (66,473)

Amortization of
 deferred compensation                    --        27,250            --            --            --        27,250

Shares issued
 for services                             --            --            --            --            --            --

Net loss for
 the period ended
 June 30, 2007                      (759,992)           --            --            --            --      (759,992)
                                ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT JUNE 30, 2007        $ (8,433,967) $   (272,500) $         --  $   (645,693) $    (66,473) $    850,647
                                ============  ============  ============  ============  ============  ============

Shares issued for cash                    --            --            --            --            --            --

Shares issued for
 Stock to be
 issued (liability)                       --            --            --       430,000            --       430,000

Treasury Stock                            --            --            --            --            --            --

Amortization of
 deferred compensation                    --        27,250            --            --            --        27,250

Preferred Shares
 issued for settlement
 of legal issues                          --            --            --            --            --       400,000

Shares issued for
 services & Prepaid
 contra account                           --            --    (1,408,917)           --            --     1,797,522

Net loss for the
 period ended June
 30, 2007                         (2,772,698)           --            --            --            --    (2,772,698)
                                ------------  ------------  ------------  ------------  ------------  ------------

BALANCE AT SEPTEMBER 30, 2007   $(11,206,665) $   (245,250) $ (1,408,917) $   (215,693) $    (66,473) $    732,721
                                ============  ============  ============  ============  ============  ============



                    The accompanying notes are an integral part of these financial statements.


                                       37


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                                 Condensed Statement of Cash Flows
                                              (With Cumulative Totals Since Inception)
                                                            (Unaudited)


                                                                                        NINE MONTHS ENDED       JULY 19, 2002
                                                                                        -----------------         (INCEPTION)
                                                                                  SEPTEMBER 30,   SEPTEMBER 30,       TO
                                                                                      2007           2006      SEPTEMBER 30, 2007
                                                                                  ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                       $ (4,274,554)   $ (2,826,706)   $(11,206,665)
                                                                                  ------------    ------------    ------------

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH (USED IN)
   OPERATING ACTIVITIES:
   Depreciation                                                                         72,222          24,369         161,401
   Preferred stock issued for settlement                                               400,000              --         400,000
   Common stock issued for services                                                  1,823,522              --       2,355,821
   Amortization of deferred compensation                                                81,750          81,750         300,000
   Allowance reserve for note payable                                                       --              --         650,000
   Loss on sale of fixed asset                                                           2,141              --          (2,141)
   Loss on real estate                                                                      --              --          87,036
   Common stock issued as charitable contribution                                           --              --          50,000

CHANGES IN ASSETS AND LIABILITIES
   (Increase) in prepaid expenses                                                     (250,000)        (18,500)       (316,333)
   (Increase) decrease in deposits                                                      70,140          16,911          70,140
   (Increase) in notes receivable                                                           --              --        (650,000)
   (Decrease) in accounts receivable                                                        --              --              --
   (Decrease) in accounts payable                                                       27,911        (138,584)       (129,976)
                                                                                  ------------    ------------    ------------
          TOTAL ADJUSTMENTS                                                          2,227,686         (34,054)      2,975,947
                                                                                  ------------    ------------    ------------

          NET CASH USED IN OPERATING ACTIVITIES                                     (2,046,868)     (2,860,760)     (8,230,718)
                                                                                  ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                                                             (9,033)       (471,676)       (587,152)
   Proceeds from sale of Fixed assets net of loss of gain                               27,000              --          27,000
   Proceeds from sale of real estate                                                        --              --         617,864
   Investment                                                                               --        (685,000)       (145,000)
   Investment in real estate, net                                                           --              --         (80,800)
                                                                                  ------------    ------------    ------------

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                           17,967      (1,156,676)       (168,088)
                                                                                  ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock for cash                                                   163,461          51,468       3,888,345
   Issuance of equity securities and paid-in capital for merger and other              201,342       3,913,375       5,979,074
   Liability for stock to be issued                                                   (201,342)           (975)           (975)
   (Increase) decrease in stock subscription receivable                                445,000         896,848      (1,247,957)
   Proceeds from officer's loan                                                             --              --          38,550
   Repayment of officer's loan                                                              --         (17,050)        (38,550)
   Purchase of Treasury Stock                                                          (66,473)        (25,000)        (66,473)
   Proceeds from loan payable - equipment                                                               73,817         100,133
   Repayment of loan payable - vehicle                                                                 (19,510)        (31,937)
   Proceeds from loan payable - equipment                                                               75,000          75,000
   Repayment of loan payable - equipment                                               (27,575)        (10,285)        (40,890)
                                                                                  ------------    ------------    ------------

          NET CASH PROVIDED BY FINANCING ACTIVITIES                                    514,413       4,937,688       8,654,320
                                                                                  ------------    ------------    ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                (1,514,488)        920,252         255,514

CASH AND CASH EQUIVALENTS
  - BEGINNING OF PERIOD                                                              1,770,002       1,074,272              --
                                                                                  ------------    ------------    ------------

CASH AND CASH EQUIVALENTS
  - END OF PERIOD                                                                 $    255,514    $  1,994,524    $    255,514
                                                                                  ============    ============    ============

SUPPLEMENTAL DISCLOSURES OF
    NON-CASH ACTIVITIES:

    Common stock issued for services                                              $    400,000              --    $    400,000
                                                                                  ============    ============    ============

    Common stock issued for services net of prepaid contra equity account         $  1,823,522              --    $  2,355,821
                                                                                  ============    ============    ============

    Common stock issued for land investment                                                 --              --    $    125,800
                                                                                  ============    ============    ============

    Common stock issued as charitable contribution                                          --              --    $     50,000
                                                                                  ============    ============    ============

                             The accompanying notes are an integral part of these financial statements.


                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
         -------------------------------------------------------------

      The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2007 are not necessarily indicative of the results that maybe expected for the year ended December 31, 2007.

      Global Resource Corporation (the Company") was formed on July 19, 2002 in the state of New Jersey under the name Carbon Recovery Corporation as a development stage company. The Company's business plan is to research and develop and market the business of decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials, converting the materials into industrial products and chemicals for the petroleum chemical industry.

      The Company's business goals are as follows:

      1) The construction of plants to exploit certain technology for decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials;
      2) The design, manufacture and sale of machinery and equipment units, embodying the technology; and 3) the sub-licensing of third parties to exploit that technology.

      At the present time, the process is in a laboratory mode. There will have to be a transition from the "one batch at a time" operation, used in the laboratory to a "continuous feed" line in order to commercialize the process. Currently, the continuous feed line is in the final design stage.

      The Company believes that the design of the machinery and equipment for the decomposition of waste tires fully protects the environment from the release of components during the decomposition process.

      In a similar decomposition process, the Company has designed machinery and equipment which will decompose "fluff", which is the non-metallic portions of scrap motor vehicles, primarily, the interiors. It appears that although scrap vehicles are specifically taken without the tires due to environmental rules, they are often removed but then placed ("hidden") in the trunk of the vehicle and crushed into it, thus "disposing" of the tires. The Company's machinery will, of course, permit any tires to be decomposed together with the other materials.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 1- BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
        -------------------------------------------------------------
       (CONTINUED)
       -----------

      The Company is currently offering three models: one which disposes of five tons per hour, one which disposes of ten tons per hour, and one which disposes of twenty tons per hour. The Company is soliciting orders and has issued various proposals.

      There are other potential applications for the microwave technology covered by the license, in addition to the application for decomposing waste tires and fluff. These include:

      1. Stimulation of production of mature oil and gas wells ("stripper" wells);
      2. Reduction of hydrocarbons in drilling cuttings to permit on-site disposal;
      3.    Volatilization of heavy or slurry oil;
      4.    Recovery of oil from oil shale and oil sands; and
      5.    Medicinal applications.

      To date, the Company has allocated a substantial portion of their time and investment in bringing their product to the market and the raising of capital. The Company has not commenced any commercial operations as of September 30, 2007.

      On December 31, 2006, Global Resource Corporation acquired all the assets and assumed all of the liabilities of Mobilestream Oil, Inc. in exchange for; a) 11,145,255 shares of the Company's Common Stock; b) the issuance by the Company for the benefit of the holders of the 2006 series of convertible preferred stock of Mobilestream of 35,236,188 shares of the Company's own "2006 Series" in the process of designation (see "Subsequent Events" note 13 below for changes); c) the issuance of 27,205,867 common stock purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share for a period ending on December 31, 2007. The prior ownership of Mobilestream owned 37,500,000 shares of the Company's stock which were cancelled. The total cost of the acquisition of Mobilestream has been allocated to the assets acquired and the liabilities assumed based on their fair values in accordance with SFAS 141, BUSINESS COMBINATIONS. The net asset and liabilities of Mobilestream equal approximately $2.4 million. The assets consisted of cash approximately $1,678,000, and fixed assets of $149,000 offset by liabilities of approximately $91,000.

      On September 22, 2006, the Carbon Recovery Corporation entered into a Plan and Agreement of Reorganization ("Agreement") with Global Resource Corporation. Pursuant to the Agreement, Global Resource Corporation acquired all of the assets and assumed all of the liabilities and related development stage business of Carbon Recovery Corporation in exchange for 48,688,996 common shares and the assumption of a convertible debenture and accrued interest in the amount of $120,682 by Carbon Recovery Corporation, subsequent the convertible debenture was eliminated by issuing 2,681,837 of the Company's common stock.. The holders of Global Resource Corporation's capital stock before the Agreement retained 72,241 shares of common stock. Prior to the Agreement, Carbon Recovery Corporation had warrants outstanding. Pursuant to the Agreement, those outstanding warrants were exchanged for outstanding warrants of Global Resource Corporation. Specifically, Global Resource Corporation issued 3,908,340

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 1- BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
        -------------------------------------------------------------
       (CONTINUED)
       -----------

      Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants originally schedule to expire on September 21, 2007, but the Board of directors of the Company has extended the expiration date to December 31, 2007 fore class B and Class D warrants and March 31, 2008 for Class E warrants (see "Subsequent Events" Note 13 below).

      The above transaction has been accounted for as a reverse merger (recapitalization) with Carbon Recovery Corporation being deemed the accounting acquirer and Global Resource Corporation being deemed the legal acquirer. Accordingly, the historical financial information presented in the financial statements is that of Carbon Recovery Corporation as adjusted to give effect to any difference in the par value of the issuer's and the accounting acquirer's stock with an offset to additional paid in capital. The basis of the assets and liabilities of Carbon Recovery Corporation, the accounting acquirer, have been carried over in the recapitalization. Concurrent with the merger, Carbon Recovery Corporation changed its name to Global Resource Corporation.

      The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES". The Company has devoted substantially all of its efforts to business planning and development, as well as allocating a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

      USE OF ESTIMATES
      ----------------

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      CASH AND CASH EQUIVALENTS
      -------------------------

      The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash or cash equivalents.

      At September 30, 2007, the Company maintained cash and cash equivalent balances at two financial institutions that are insured by the Federal Deposit Insurance Corporation up to $100,000. At September 30, 2007 the Company's uninsured cash balances total $55,514.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------------------

      START-UP COSTS
      --------------

      In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP Activities", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

      INCOME TAXES
      ------------

      Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

      Effective December 31, 2006 the Company completed a merger with Mobilestream Corp. and due to the transfer of assets between entities under common control, the total cost of the acquisition of Mobilesstream has been allocated to the assets acquired and the liabilities assumed based on their fair values in accordance with SFAS 141, BUSINESS COMBINATIONS. All account amounts and shares amounts have been updated and presented to reflect the change.

      Effective July 31, 2006 the Company completed a reverse split of its common stock. All share amounts have been updated and presented to reflect the change.

      EARNINGS (LOSS) PER SHARE OF COMMON STOCK
      -----------------------------------------

      Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share
      (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 2-   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
          ------------------------------------------------------

      EARNINGS (LOSS) PER SHARE OF COMMON STOCK
      -----------------------------------------

      The following is a reconciliation of the computation for basic and diluted earnings per share:

                                      Nine Months Ended September 30,
                                      -------------------------------
                                           2007            2006
                                       ------------    ------------

      Net loss                         ($ 4,274,554)   ($ 2,826,706)
                                       ------------    ------------

      Weighted-average common shares
      Outstanding (Basic)                25,634,118      46,827,957
                                       ------------    ------------

      Weighted-average common shares
      Outstanding (Diluted)              25,634,118      46,827,957
                                       ============    ============

      Weighted-average common stock Equivalents for preferred stock convertible to 1 for 2 of common are 17,618,094 and warrants common stock equivalents are 10,409,407, these are not part of the weighted-average outstanding common stock calculation because inclusion would have been anti-dilutive as of September 30, 2007 and September 30, 2006.

      In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.

      Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 156 will have on its financial position or results of operations.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 3- FIXED ASSETS
        ------------

      Fixed assets as of September 30, 2007 were as follows:

                                                       Estimated
                                                      Useful Live
                                                        (Years)      Amount
                                                     ------------- ----------
      Testing Equipment                                 5 - 7      $ 439,014
      Vehicles                                            5           83,799
      Office & Computer Equip.                            5           16,643
      Leasehold improvements                              3            4,670
                                                                   ----------
                                                        Total      $ 544,126
                                                                   ==========
      Less accumulated Depreciation & amortization                   147,516
                                                                   ----------
                           NET FIXED ASSETS                        $ 396,610
                                                                   ==========

      There was $72,222 and $24,369 charged to operations for depreciation expense for the nine months ended September 30, 2007 and 2006, respectively.

NOTE 4- LOAN PAYABLE - EQUIPMENT
        ------------------------

      In January 2006 the Company entered into a five year loan related to the purchase of new equipment. The principal amount of the loan is $75,000 at an interest rate of 13.43% annually. Monthly payments on the loan are approximately $1,723. In October 2006 the Company entered into a three year loan related to lab equipment. The principal amount of the loan is $73,817 at an interest rate of 8.71% annually. Monthly payments on the loan are approximately $2,396.

                                                                        2007
                                                                   -------------
      Total Loans Payable                                          $    102,306
      Less current maturities                                           (39,913)
                                                                   -------------
          Long-Term payable                                        $     62,393
                                                                   =============

      The amount of principal maturities of the loans payable by years is as follows:
                                                           2007    $     39,913
                                                           2008          41,853
                                                           2009          19,032
                                                           2010           1,508
                                                                   -------------
                                                                   $    102,306
                                                                   =============

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 5- PROVISION FOR INCOME TAXES
        --------------------------

      Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

      At September 30, 2007 the deferred tax assets consist of the following:

                                                           SEPTEMBER 30,
                                                               2007
                                                            -----------
      Deferred taxes due to net
      operating loss carryforwards                          $ 3,362,000

      Less:  Valuation allowance                             (3,362,000)
                                                            -----------

      Net deferred tax asset                                $        --
                                                            ===========


      At September 30, 2007, the Company had deficits accumulated during the development stage in the approximate amount of $11,206,665 available to offset future taxable income through 2027. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 6- OPERATING LEASES
        ----------------

      The Company leases office space under a lease agreement that commenced June 1, 2006, the monthly lease payments are $5,000 per month and the leases expires on May 31, 2009. The Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities.

      Minimum lease payments under the operating lease are as follows:

                      For the Periods Ending Sept., 30           Amount
                      --------------------------------           ------
                                   2007                        $ 15,000
                                   2008                          60,000
                                   2009                          21,700
                                                               ---------
                                                               $ 96,700
                                                               =========

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 7- GOING CONCERN
        -------------

      As shown in the accompanying financial statements, the Company incurred substantial net losses for the periods ended September 30, 2007 and 2006, and has no revenue stream to support itself. This raises doubt about the Company's ability to continue as a going concern.

      The Company's future success is dependent upon its ability to raise additional capital or to secure a future business combination. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. Management believes they can raise the appropriate funds needed to support their business plan and acquire an operating, cash flow positive company.

      The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.


NOTE 8- STOCKHOLDERS' EQUITY
        --------------------

      COMMON STOCK
      ------------

      The following details the stock transactions for the Three months ended September 30, 2007:

      The Company issued 936,986 shares of stock for services which have a gross value at $3,205,502 of which $1,408,917 will be amortized and expensed over one year period beginning in September of 2007. The three month services expenses are as follows:
            o Wages & Bonus for management, service valued at $1,568,000, (350,000 shares issued)
            o     Consulting services from various vendors valued at $229,521

      PREFERRED STOCK
      ---------------

      Currently there 35,236,188 shares of convertible preferred, these shares can be converted into common stock,1 preferred for 2 common stock shares. (see "Subsequent Event" Note 13 below on changes to convertible preferred).

      The Company issued 1,000 shares of new convertible preferred to complete a settlement agreement for services in dispute. These shares can be converted into common stock after 1 year, applicable to rule 144, by dividing the $400 stated capital by the average of the closing bid prices of such Common stock for the twenty (20) consecutive trading days prior to and including the day of conversion.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 8- STOCKHOLDERS' EQUITY (CONTINUED)
        --------------------------------

      WARRANTS

      The Company issued 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants, originally schedule to expire on September 21, 2007, but the Board of directors of the Company has extended the expiration date to December 31, 2007 for class B and Class D warrants and March 31, 2008 for Class E warrants (see "Subsequent Events" Note 13 below).

      The Company issued 27,205,867 Common Stock Purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share. These warrants expire on December 31, 2007, but the Board of directors of the Company has extended the expiration date as follows: Carbon Recovery Corporation ("CRC") "B" and "D" warrants, exercisable at $2.75, extended to December 31, 2007. CRC "E" warrants, exercisable at $4.00, extended to March 31, 2008. Warrants for Mobilestream, exercisable at $4.75, extended to March 31, 2008.

      A summary of the status of the Company's outstanding stock warrants as of September 30, 2006 is as follows:


                                                           Weighted Average
                                               Shares       Exercise Price
                                             ----------      -----------
      Outstanding at January 1, 2007                 --      $        --

      Granted                                33,909,407             4.41

      Exercised                                      --               --

      Forfeited                                      --               --
                                             ----------      -----------
      Outstanding at September 30, 2007      33,909,407      $      4.41
                                             ----------      -----------
      Exercisable at September 30, 2007      33,909,407      $      4.41
                                             ----------      -----------

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 9- COMMITMENTS AND CONTINGENCIES
        -----------------------------

      Effective January 1, 2005 the Company entered into an employment agreement with its President. Under the agreement the President shall be entitled to an annual base salary of $250,000 in 2005 escalating to $366,025 in 2009. In 2005, $156,000 of the salary shall be paid ratably during the course of the year and the remaining $94,000 will be paid in accordance with the terms of the agreement. The initial term of the agreement is for a period of five years. The President has the option to renew this agreement for a second five-year term. In addition to the base salary the Company has granted the President 545,000 shares of restricted common stock as deferred compensation. The common stock vests to the President over a five-year period commencing January 1, 2005.

      On March 12, 2007 the Company entered into an Exclusive Placement Agent Agreement with an investment banker pursuant to which the investment banker was to place up to $3,000,000 of debt securities (with related warrants) within a 45 day period following approval of offering documents. During the offering term, two subscriptions, for a total of $800,000, were received, of which amount $400,000 was paid-in. After payment of Escrow Agent fees and costs of $2,510 and transaction fees and costs of $62 200, which costs and fees have been contemporaneously expensed, the Company netted $335,299. On June 13, 2007, following expiration of the 45-day term, the Company notified the Escrow Agent and the investment banker (1) that the Exclusive Placement Agent Agreement would not be extended and (2) that the offering was withdrawn. The Company determined to rescind the two subscriptions and on August 1, 2007 returned the $400,000 together with 9% interest of $9,640. The interest was expensed in June 2007. The Company concurrent with the rescind agreement settle all outstanding claims for $25,000, which was expensed in the third quarter 2007.

      The Company set up a prepaid in the amount of $250,000 in June 2007 for a finder fee related to the $3,000,000 debt securities funding discuss above. In the connection with the rescission of these debt securities the Company has gotten agreement from parties to refund the $250,000 in the fourth quarter 2007.

      In June 2007 the Company entered into purchase agreement with Ingersoil Production Systems of Rockford Illinois to build one 10 ton microwave reactor system and one prototype reactor system. The total purchase commitment is $679,000, expected delivery date is approximately six months from September. An initial payment of $66,333 will be paid in the fourth quarter of 2007, with balance due upon delivery of products in 2008.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 10- RELATED PARTY TRANSACTION
         -------------------------

      On December 29, 2006 the Company completed a merger with Mobilestream Oil, which had common control owners. The transfer of assets between entities was recorded at their cost basis for accounting purposes. A royalties receivable and payable in the amount of $70,832 was eliminated in the consolidation of two companies for first quarter 2006. Revenue for royalties and development expenses in amount of $116,667 was also eliminated in the consolidation of the two companies.

      On May 17, 2006, the Company authorized the purchase of the Company stock from Lois Pringle, officer and wife of the Company's Chief Executive officer. The Company purchased 94,961 shares for $66,471 in cash.

NOTE 11- NOTE RECEIVABLE
         ---------------

      On September 22, 2006, the Mobilestream Oil, Inc. loaned $650,000 to M J Advanced Corporation Communications ("MJACC") with the understanding that MJACC would advance money to CRCIC, LLC a limited liability company for, the purpose to acquire a shell corporation (Global Resources Corporation) for Carbon Recovery Corporation to perfect a reverse merger. Subsequent to the balance sheet date, a dispute arose with respect to the agreement. A resolution was agreed upon where 400,000 shares of Global Resources Corporation stock owned by MJACC and CRCIC have been transferred to an attorney as escrow for satisfaction of the note payable to the Company and MJACC and CRCIC relinquished all rights. The stocks held in escrow will be sold by the Escrow agent to satisfy the loan amount.

      The note has been fully reserved due to market price volatility of the Company's common stock price.

NOTE 12- IVESTMENTS AND DEPOSITS ON INVESTMENTS
         --------------------------------------

      The Company entered into preliminary sales agreement to purchase the Equipment Service Parts Company (ESP), a $100,000 deposit was made to ESP in December 2006. In June 2007 the Company has decided not to pursue the acquisition of ESP and the deposit was deemed not refundable and was expensed in June 2007.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO THE CONDENSED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2007


NOTE 13- SUBSEQUENT EVENTS
         -----------------

      Subsequent to the balance sheet date of September 30, the following transactions occurred:

      On October 16, 2007 the Company revived an Agreement which had previously expired for the sale of shares of it Common stock to a European fund pursuant to Regulation S. Under the revived Agreement and Addendum, Mercatus & Partners, Limited will purchase shares to a total purchase of $2,000,000 on or before November 30, 2007 with the expectation, however, that the transaction will be completed by November 15, 2007. During that time period, Mercatus & Partners, Limited will make installment purchases. The purchase price per share will be 50% of the calculated "value". The "value" of the shares purchased will initially be determined based upon the closing sale prices for the Company's Common Stock for ten (10) consecutive trading days ending on and including the date of the payment. A second valuation of the shares will be made on the anniversary dates of the purchases and adjusted, if necessary, for conditions at that time. The Company has deposited 2,665,666 shares of its Common Stock in escrow, with any unpurchased balance of such shares as of November 30th to be returned for cancellation.

      On October 22, 2007 the Board of directors has accepted an offer, from Frank G. Pringle, the Company's Chairman and CEO/President to amend the terms of the Company's 2006 Series of Convertible Preferred Stock, of which he is owner of all issued and outstanding shares. Each share of the Preferred Stock will be convertible into one-half share of Common Stock (subject to the same limitations). As a result, the 35,236,188 shares will now be convertible into only 17,618,094 shares of Common Stock rather than 70,472,376 shares.

      The Board of Directors has also accepted Mr. Pringle offered to cancel the 23,500,000 Common Stock Purchase Warrants received by him in the transaction when the Company acquired the assets of Mobilestream Oil, Inc. This action does not affect the remaining 3,705,867 warrants held by the Mobilestream Oil Liquidating Trust and to be issued to the other shareholders of Mobilestream Oil, Inc. upon their registration.

      In October the Company issued to the Chairman and CEO/President, 300,000 shares of common stock as part of the employee compensation plan. Valuation of stock at issuance and to be expensed in fourth quarter is $780,000.

      In October the Company entered into a one year service agreement with two Media Consultant firms for investment marketing services. The Companies were issued 350,000 and 75,000 shares of common stock respectively for services valued at $864,500 and $180,000 respectively. These expenses will be amortized over the 12 month period, the life of the service agreements.

                    BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
                          Certified Public Accountants

                     200 Haddonfield Berlin Road, Suite 402
                        Gibbsboro, New Jersey 08026-1239
                        (856) 346-2828 Fax (856) 346-2882


           AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
                  CENTER FOR PUBLIC COMPANY AUDIT FIRMS (CPCAF)
               NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
             PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                       FLORIDA STATE BOARD OF ACCOUNTANCY
             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Global Resource Corporation
408 Bloomfield Drive, #3
West Berlin, NJ 08091

We have audited the accompanying consolidated balance sheet of Global Resource Corporation (the "Company"), a development stage enterprise, as of December 31, 2006, and the related consolidated statements of operations, stockholder's equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2006, and the cumulative totals since the company's inception, July 19, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Resource Corporation, a development stage enterprise, as of December 31, 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006, and the cumulative totals since the company's inception, July 19, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, unless the Company is successful in generating new sources of revenue, or obtaining debt or equity financing, or restructuring its business, the Company is likely to deplete its working capital during 2007. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note
7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
---------------------------------------------
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026

April 16, 2007

                                    GLOBAL RESOURCE CORPORATION
                                   (A Development Stage Company)
                                    Consolidated Balance Sheet
                                         December 31, 2006


                                              ASSETS
                                                                                   Year Ended
                                                                                December 31, 2006
                                                                                -----------------
CURRENT ASSETS
   Cash                                                                          $     1,770,002
                                                                                 ---------------

          TOTAL CURRENT ASSETS                                                         1,770,002
                                                                                 ---------------

Fixed Assets, Net of depreciation                                                        488,940
                                                                                 ---------------

OTHER ASSETS
   Notes Receivable net - (reserved $650,000 for doubtful collection)                         --
   Investments & Deposits on Investments                                                 145,000
                                                                                 ---------------
          TOTAL OTHER ASSETS                                                             145,000

TOTAL ASSETS                                                                     $     2,403,942
                                                                                 ===============


                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued liabilities                                      $       114,047
   Current portion - loan payable - equipment                                             36,929
   Liabilities to be settled in common stock                                             201,342
                                                                                 ---------------

          TOTAL CURRENT LIABILITIES                                                      352,318
                                                                                 ---------------

LONG-TERM LIABILITIES
   Loan payable - equipment, net of current portion                                       92,952
                                                                                 ---------------

          Total  liabilities                                                             445,270
                                                                                 ---------------

STOCKHOLDERS' EQUITY

   Preferred Stock - $.001 par value 50,000,000 shares authorized,                        35,236
   35,236,188 issued and outstanding at December 31, 2006; none authorized in
   2005 Common stock, $.001 par value; 2,000,000,000 shares authorized,                   25,113
      25,113,329 shares issued and outstanding at December 31, 2006; and
      45,866,087 shares issued and outstanding at December 31, 2005
   Subscription receivable                                                              (660,693)
   Additional paid-in capital                                                          9,818,127
   Discount on Common stock                                                                   --
   Deficit accumulated in the development stage                                       (6,932,111)
   Deferred compensation                                                                (327,000)
                                                                                 ---------------

          Total stockholders' equity                                                   1,958,672
                                                                                 ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                       $     2,403,942
                                                                                 ===============


            The accompanying notes are an integral part of these financial statements.


                                       52


                                         GLOBAL RESOURCE CORPORATION
                                        (A Development Stage Company)
                                    Consolidated Statement of Operations
                                  (WITH CUMULATIVE TOTALS SINCE INCEPTION)


                                                                                             JULY 19, 2002
                                                        Twelve Months year ended              (INCEPTION)
                                                  ------------------------------------             TO
                                                   December 31,          DECEMBER 31,         DECEMBER 31,
                                                       2006                 2005                  2006
                                                  ---------------      ---------------      ---------------

REVENUES                                          $            --      $            --      $            --

COST OF SALES                                                  --                   --                   --
                                                  ---------------      ---------------      ---------------

GROSS PROFIT                                                   --                   --                   --
                                                  ---------------      ---------------      ---------------

OPERATING EXPENSES
    Consulting fees                                       313,870              198,912            1,304,377
    Professional fees                                     368,215              221,297              687,777
    Other general and administrative expenses           2,924,776              847,752            4,185,856
    Reserve for Note Receivable                           650,000                   --              650,000
    Depreciation expense                                   58,154               23,528               89,179
                                                  ---------------      ---------------      ---------------

          TOTAL OPERATING EXPENSES                      4,315,015            1,291,489            6,917,189
                                                  ---------------      ---------------      ---------------

LOSS BEFORE OTHER INCOME (EXPENSE)                     (4,315,015)          (1,291,489)          (6,917,189)
                                                  ---------------      ---------------      ---------------

OTHER INCOME (EXPENSE)
    Loss on real estate - net                              14,324              (13,207)             (72,712)
    Interest expense                                      (13,428)              (1,270)             (15,169)
    Interest income                                        68,172                4,297               73,070
                                                  ---------------      ---------------      ---------------

          TOTAL OTHER INCOME (EXPENSE)                     69,068              (10,180)             (14,811)
                                                  ---------------      ---------------      ---------------

NET LOSS BEFORE PROVISION FOR INCOME TAXES             (4,245,947)          (1,301,669)          (6,932,000)
PROVISION FOR INCOME TAXES                                    111                   --                  111
                                                  ---------------      ---------------      ---------------

NET LOSS APPLICABLE TO COMMON SHARES              $    (4,246,058)     $    (1,301,669)     $    (6,932,111)
                                                  ===============      ===============      ===============

BASIC AND DILUTED LOSS
     PER SHARE                                    $         (0.09)     $     (1,802.87)     $         (0.14)
                                                  ===============      ===============      ===============

WEIGHTED AVERAGE NUMBER
     OF COMMON SHARES                                  47,939,917                  722           47,939,917
                                                  ===============      ===============      ===============


                 The accompanying notes are an integral part of these financial statements.


                                       53


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                      Consolidated Statement of Stockholders' Equity (Deficit)
                                                        At December 31, 2006


                        PREFERRED STOCK      COMMON STOCK                            DEFICIT
                      ------------------- --------------------            DISCOUNT ACCUMULATED
                              PAR VALUE              PAR VALUE  ADDITIONAL   ON     DURING THE   DEFERRED    SUBSCRIP-
                     PREFERRED  $.001      COMMON       $.001    PAID-IN   COMMON  DEVELOPMENT    COMPEN-      TION
                      SHARES  $ AMOUNT     SHARES     $ AMOUNT   CAPITAL   STOCK      STAGE       SATION    RECEIVABLE     TOTAL
                      -------  --------  -----------   -------  --------  -------  -----------   ---------   --------   -----------
BALANCE -
  JULY 19, 2002
  (INCEPTION)              --  $     --  $        --   $    --  $     --  $    --  $        --   $      --   $     --   $        --

Issuance of initial
  founders' shares,
  September 2002,
  net of subsequent
  cancellations            --        --    2,555,000        --        --       --           --          --         --            --

Shares issued for
  services,
  September 2002           --        --    1,000,000        --   472,000       --           --          --         --       472,000

Shares issued for
  cash, November 2002      --        --       29,000        --    14,500       --           --          --         --        14,500

Shares issued for
  services, November
  and December 2002        --        --       13,600        --     6,800       --           --          --         --         6,800

Net loss for the
  period July 19,
  2002 (Inception)
  through December
  31, 2002, as
  originally stated        --        --           --        --        --       --   (2,008,508)         --         --    (2,008,508)

Prior period
  adjustment,
  Note 11                  --        --           --        --        --       --    1,500,000          --         --     1,500,000
                      -------  --------  -----------   -------  --------  -------  -----------   ---------   --------   -----------

BALANCE AT
  DECEMBER 31, 2002        --        --    3,597,600        --   493,300       --     (508,508)         --         --       (15,208)
                      -------  --------  -----------   -------  --------  -------  -----------   ---------   --------   -----------

Re-issuance of
  founders' shares
  - July 2003              --        --    1,455,000        --        --       --           --          --         --            --

Shares issued for
  cash                     --        --      519,800        --   259,900       --           --          --         --       259,900

Issuance of
  subscription
  receivable from
  shareholders             --        --           --        --        --       --           --          --    (14,340)      (14,340)

Net loss for the
  year ended
  December 31, 2003,
  as originally
  stated                   --        --           --        --        --       --     (931,159)         --         --      (931,159)

Prior period
  adjustment,
  Note 11                  --        --           --        --        --       --      727,500          --         --       727,500
                      -------  --------  -----------   -------  --------  -------  -----------   ---------   --------   -----------

BALANCE AT
  DECEMBER 31, 2003        --        --    5,572,400        --   753,200       --     (712,167)         --    (14,340)       26,693
                      -------  --------  -----------   -------  --------  -------  -----------   ---------   --------   -----------

Shares issued for
  cash                     --        --      917,645        --   553,105       --           --          --         --       553,105

Shares issued in
  exchange for real
  estate                   --        --      650,000        --   650,000       --           --          --         --       650,000

Shares issued for
  compensation             --        --      545,000        --   545,000       --           --    (545,000)        --            --

Shares issued as
  charitable
  contribution             --        --       50,000        --    50,000       --           --          --         --        50,000

Initial founders'
  shares cancelled         --        --     (250,000)       --        --       --           --          --         --            --

Issuance of
  subscription
  receivable from
  shareholders             --        --           --        --        --       --           --          --    (74,240)      (74,240)

Net loss for the
  year ended
  December 31, 2004        --        --           --        --        --       --     (672,219)         --         --      (672,219)
                      -------  --------  -----------   -------  --------  -------  -----------   ---------   --------   -----------

(CONTINUED BELOW)


                                       54


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                      Consolidated Statement of Stockholders' Equity (Deficit)
                                                        At December 31, 2006


                 PREFERRED STOCK       COMMON STOCK                                    DEFICIT
               ------------------- --------------------                  DISCOUNT    ACCUMULATED
                         PAR VALUE            PAR VALUE   ADDITIONAL        ON       DURING THE   DEFERRED  SUBSCRIP-
               PREFERRED   $.001    COMMON       $.001     PAID-IN        COMMON     DEVELOPMENT   COMPEN-    TION
                 SHARES  $ AMOUNT   SHARES     $ AMOUNT    CAPITAL        STOCK         STAGE      SATION   RECEIVABLE     TOTAL
               ---------- ------- -----------  --------  ------------  ------------  -----------  ---------  ---------  -----------
BALANCE AT
  DECEMBER 31,
  2004                 --      --   7,485,045        --     2,551,305            --   (1,384,386)  (545,000)   (88,580)     533,339
               ---------- ------- -----------  --------  ------------  ------------  -----------  ---------  ---------  -----------

Shares issued
  for cash             --      --     745,655        --       914,507            --           --         --         --      914,507

Shares issued
  to acquire
  technology           --      --  37,500,000        --    37,500,000   (37,500,000)          --         --         --           --

Remaining
  shares
  issued in
  exchange for
  real estate          --      --      80,800        --        80,800            --           --         --         --       80,800

Shares issued
  for services         --      --      53,500        --        53,500            --           --         --         --       53,500

Accounts
  payable
  converted to
  equity               --      --       1,087        --         1,087            --           --         --         --        1,087

Stock
  subscriptions
  received, net        --      --          --        --            --            --           --         --     10,398       10,398

Amortization
  of deferred
  compensation         --      --          --        --            --            --           --    109,000         --      109,000

Net loss for
  the year
  ended
  December 31,
  2005                 --      --          --        --            --            --   (1,291,169)        --         --   (1,291,169)
               ---------- ------- -----------  --------  ------------  ------------  -----------  ---------  ---------  -----------

(CONTINUED BELOW)


                                       55


                                                    GLOBAL RESOURCE CORPORATION
                                                   (A Development Stage Company)
                                      Consolidated Statement of Stockholders' Equity (Deficit)
                                                        At December 31, 2006


                 PREFERRED STOCK       COMMON STOCK                                    DEFICIT
               ------------------- --------------------                  DISCOUNT    ACCUMULATED
                         PAR VALUE            PAR VALUE   ADDITIONAL        ON       DURING THE   DEFERRED  SUBSCRIP-
               PREFERRED   $.001    COMMON       $.001     PAID-IN        COMMON     DEVELOPMENT   COMPEN-    TION
                 SHARES  $ AMOUNT   SHARES     $ AMOUNT    CAPITAL        STOCK         STAGE      SATION   RECEIVABLE     TOTAL
               ---------- ------- -----------  --------  ------------  ------------  -----------  ---------  ---------  -----------

BALANCE AT
  DECEMBER 31,
  2005                 --      --  45,866,087        --    41,101,199   (37,500,000)  (2,675,555)  (436,000)   (78,182)     411,462
               ---------- ------- -----------  --------  ------------  ------------  -----------  ---------  ---------  -----------

Shares issued
  for cash             --      --   2,786,286        --     2,810,877            --           --         --         --    2,810,877

Stock
  subscriptions
  received, net        --      --          --        --            --            --           --         --   (582,511)    (582,511)

Amortization
  of deferred
  compensation         --      --          --        --            --            --           --    109,000         --      109,000

Shares issued
  for services         --      --      14,123        --        14,746            --           --         --         --       14,746

Shares issued
 for invest-
 ment in land          --      --      22,500        --        45,000            --           --         --         --       45,000

Effect of
  reverse
  merger               --      --      72,241    48,761   (37,669,444)   37,500,000           --         --         --     (120,683)

Shares issued
 for conver-
 sion of debt          --      --   2,681,837     2,682       118,000            --           --         --         --      120,682

Shares issued
  for
  consulting           --      --      25,000        25        49,975            --           --         --         --       50,000

Shares issued
  for merger
  with Mobile-
  stream Inc.          --      --  11,145,255    11,145     2,842,136            --      (10,498)        --         --    2,842,781

Cancellation
  of shares
  for merger
  with Mobile-
  stream Inc.          --      -- (37,500,000)  (37,500)       37,500            --           --         --         --           --

Preferred
  convertible
  stock issued
  for merger
  with Mobile-
  stream
  2 for 1
  convertible
  into common  35,236,188 $35,236          --        --       468,138            --           --         --         --      503,374

Net loss for
  the year
  ended
  December 31,
  2006                 --      --          --        --            --            --   (4,246,058)        --         --   (4,246,058)
               ---------- ------- -----------  --------  ------------  ------------  -----------  ---------  ---------  -----------

BALANCE AT
  DECEMBER 31,
  2006         35,236,188 $35,236  25,113,329  $ 25,113  $  9,818,127  $         --  $(6,932,111) $(327,000) $(660,693) $ 1,958,672
               ========== ======= ===========  ========  ============  ============  ===========  =========  =========  ===========


                             The accompanying notes are an integral part of these financial statements.


                                       56


                                           GLOBAL RESOURCE CORPORATION
                                          (A Development Stage Company)
                                      Consolidated Statement of Cash Flows
                                    (WITH CUMULATIVE TOTALS SINCE INCEPTION)


                                                                      TWELVE MONTHS ENDED           JULY 19, 2002
                                                                  ----------------------------     (INCEPTION) TO
                                                                  DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                                     2006             2005             2006
                                                                  -----------      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                       $(4,246,058)     $(1,301,669)     $(6,932,111)
                                                                  -----------      -----------      -----------

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH (USED IN)
   OPERATING ACTIVITIES:
   Depreciation                                                        58,154           23,528           89,179
   Common stock issued for services                                        --           64,000          532,300
   Amortization of deferred compensation                              109,000          109,000          218,250
   Allowance reserve for note payable                                 650,000               --          650,000
   Loss on real estate                                                     --          (13,007)          87,036
   Common stock issued as charitable contribution                          --               --           50,000

CHANGES IN ASSETS AND LIABILITIES
   (Increase) in prepaid expenses                                          --            2,882               --
   (Increase) decrease in deposits                                     16,911           33,089               --
   (Increase) in notes receivable                                    (650,000)              --         (650,000)
  (Decrease) in accounts receivable
   Increase in accounts payable                                       (66,750)         122,133         (224,219)
                                                                  -----------      -----------      -----------
          TOTAL ADJUSTMENTS                                           117,315          341,625          752,545
                                                                  -----------      -----------      -----------

          NET CASH USED IN OPERATING ACTIVITIES                    (4,128,743)        (960,044)      (6,179,566)
                                                                  -----------      -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchase of fixed assets                                          (503,902)          (8,923)        (578,119)
   Proceeds from sale of real estate                                       --           68,107          617,864
   Investment                                                        (135,000)              --         (145,000)
   Investment in real estate, net                                          --               --          (80,800)
                                                                  -----------      -----------      -----------

          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES        (638,902)          59,184         (186,055)
                                                                  -----------      -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock for cash                                2,810,877          914,507        3,725,384
   Issuance of equity security and paid-in capital for
     merger and other                                               2,941,321          596,471        5,772,949
   Liability for stock to be issued                                   200,367         (109,805)         200,367
   (Increase) decrease in stock subscription receivable              (582,511)          10,398       (1,692,957)
   Proceeds from officer's loan                                            --           38,550
   Repayment of officer's loan                                        (17,050)              --          (38,550)
   Proceeds from loan payable - vehicle                                73,817               --          100,133
   Repayment of loan payable - vehicle                                (25,131)          (5,195)         (31,937)
   Proceeds from loan payable - equipment                              75,000               --           75,000
   Repayment of loan payable - equipment                              (13,315)              --          (13,315)
                                                                  -----------      -----------      -----------

          NET CASH PROVIDED BY FINANCING ACTIVITIES                 5,463,375        1,406,376        7,485,624
                                                                  -----------      -----------      -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  695,730          505,516        1,120,002

CASH AND CASH EQUIVALENTS
  - BEGINNING OF PERIOD                                             1,074,272          568,756               --
                                                                  -----------      -----------      -----------

CASH AND CASH EQUIVALENTS
  - END OF PERIOD                                                 $ 1,770,002      $ 1,074,272      $ 1,120,002
                                                                  ===========      ===========      ===========

SUPPLEMENTAL DISCLOSURES OF
    NON-CASH ACTIVITIES:

    Common stock issued for services                                   64,746      $    53,500      $   532,300
                                                                  ===========      ===========      ===========

    Common stock issued as charitable contribution                $    45,000      $        --      $    50,000
                                                                  ===========      ===========      ===========

    Accounts payable converted to equity                          $        --               --      $     1,087
                                                                  ===========      ===========      ===========


                   The accompanying notes are an integral part of these financial statements.




                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANIZATION
         -------------------------------------------------------------

         Global Resource Corporation (the Company") was formed on July 19, 2002 in the state of New Jersey under the name Carbon Recovery Corporation as a development stage company. The Company's business plan is to research and develop and market the business of decomposing petroleum-based materials by subjecting them to variable frequency microwave radiation at specifically selected frequencies for a time sufficient to at least partially decompose the materials, converting the materials into industrial products and chemicals for the petroleum chemical industry.

         To date, the Company has allocated a substantial portion of their time and investment in bring their product to the market and the raising of capital. The Company has not commenced any commercial operations as of December 31, 2006.

         On December 31, 2006, Global Resource Corporation acquired all the assets and assumed all of the liabilities of Mobilestream Oil, Inc. in exchange for; a) 11,145,255 shares of the Company's Common Stock; b) the issuance by the Company for the benefit of the holders of the 2006 series of convertible preferred stock of Mobilestream of 35,236,188 shares of the Company's own "2006 Series" in the process of designation; c) the issuance of 27,205,867 common stock purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share for a period ending on December 31, 2007. The ownership Mobilestream owned 37,500,000 shares of the Company's stock which were cancelled. The ownership of Mobilestream had a controlling interest in the Company and due to the transfer of assets between entities under common control, these transfers were recorded at their cost basis (Pooling of interest) for accounting purposes. The net asset and liabilities of Mobilestream equal approximately $2.4 million. The assets consisted of cash approximately $1,678,000, receivables $650,000 million and fixed assets of $149,000 offset by liabilities of approximately $91,000.

         On September 22, 2006, the Carbon Recovery Corporation entered into a Plan and Agreement of Reorganization ("Agreement") with Global Resource Corporation. Pursuant to the Agreement, Global Resource Corporation acquired all of the assets and assumed all of the liabilities and related development stage business of Carbon Recovery Corporation in exchange for 48,688,996 common shares and the assumption of a convertible debenture and accrued interest in the amount of $120,682 by Carbon Recovery Corporation, subsequent the convertible debenture was eliminated by issuing 2,681,837 of the Company's common stock.. The holders of Global Resource Corporation's capital stock before the Agreement retained 72,241 shares of common stock. Prior to the Agreement, Carbon Recovery Corporation had warrants outstanding. Pursuant to the Agreement, those outstanding warrants were exchanged for outstanding warrants of Global Resource Corporation. Specifically, Global Resource Corporation issued 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants expire on September 21, 2007.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 1 - BASIS OF PRESENTATION AND NATURE OF BUSINESS AND ORGANZIATION
         -------------------------------------------------------------
         (CONTINUED)

         The above transaction has been accounted for as a reverse merger (recapitalization) with Carbon Recovery Corporation being deemed the accounting acquirer and Global Resource Corporation being deemed the legal acquirer. Accordingly, the historical financial information presented in the financial statements is that of Carbon Recovery Corporation as adjusted to give effect to any difference in the par value of the issuer's and the accounting acquirer's stock with an offset to additional paid in capital. The basis of the assets and liabilities of Carbon Recovery Corporation, the accounting acquirer, have been carried over in the recapitalization. Concurrent with the merger, Carbon Recovery Corporation changed its name to Global Resource Corporation.

         The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES". The Company has devoted substantially all of its efforts to business planning and development. Additionally, the Company has allocated a substantial portion of their time and investment in bringing their product to the market, and the raising of capital.

NOTE 2-  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES
         ----------------
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS
         -------------------------
         The Company considers all highly liquid debt instruments and other short- term investments with an initial maturity of three months or less to be cash or cash equivalents. At December 31, 2006, the Company maintained cash and cash equivalent balances at two financial institution that is insured by the Federal Deposit Insurance Corporation up to $100,000. At December 31, 2006 the Company's uninsured cash balances total $1,578,362.

         START-UP COSTS
         --------------
         In accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "REPORTING ON THE COSTS OF START-UP ACTIVITIES", the Company expenses all costs incurred in connection with the start-up and organization of the Company.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

         INCOME TAXES
         ------------

         Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         Effective December 31, 2006 the Company completed a merger with Mobilestream Corp. and due to the transfer of assets between entities under common control, these transfers were recorded at their cost basis (Pooling method) for accounting purposes. All account amounts and shares amounts have been updated and presented to reflect the change.

         Effective July 31, 2006 the Company completed a reverse split of its common stock. All share amounts have been updated and presented to reflect the change.

         EARNINGS (LOSS) PER SHARE OF COMMON STOCK
         -----------------------------------------

         Historical net loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share
         (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

         EARNINGS (LOSS) PER SHARE OF COMMON STOCK (CONTINUED)

         The following is a reconciliation of the computation for basic and diluted earnings per share:

                                               Twelve Months Ended December 31,
                                               --------------------------------
                                                   2006               2005
                                               -------------      -------------

         Net loss                              ($  4,246,058)     ($  1,301,669)
                                               =============      =============

         Weighted-average common shares
         Outstanding (Basic)                      47,939,917                722
                                               -------------      -------------

         Weighted-average common shares
         Outstanding (Diluted)                    47,939,917                722
                                               =============      =============

         Weighted-average common stock equivalents for preferred stock convertible to 1 for 2 of common are 70,472,376 and warrants common stock equivalents are 33,909,407, these are not part of the weighted-average outstanding common stock calculation due to anti-dilution impact.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. In January 2005, the Company entered into a licensing agreement with Careful Sell Holdings, Ltd., a related party. (See Note 10)

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

         EARNINGS (LOSS) PER SHARE OF COMMON STOCK (CONTINUED)

         On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised
         2004), "SHARE-BASED PAYMENT" ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first interim period that begins after December 15, 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. The Company has not issued any options during the reporting periods and as such, the effect of SFAS 123R has no impact on the results of operations for the nine months ended December 31, 2006.

         On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, "EXCHANGES OF NON-MONETARY ASSETS, AN AMENDMENT OF APB OPINION NO. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS" ("SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

         RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

         In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." SFAS No. 154 replaces Accounting Principles Board ("APB") Opinion No. 20, "Accounting Changes" and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements." SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle unless it is impracticable. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income in the period of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Company's financial position or results of operations.

         In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140." SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets," and permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 155 will have on its financial position or results of operations.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

         RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

         In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140." SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer's financial assets that meets the requirements for sale accounting, a transfer of the servicer's financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates.

         Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The Company is currently evaluating the effect the adoption of SFAS No. 156 will have on its financial position or results of operations.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 3 - FIXED ASSETS
         ------------

         Fixed assets as of December 31, 2006 were as follows:

                                           ESTIMATED USEFUL
                                             LIVES (YEARS)           2006
                                          ------------------  -----------------
         Equipment                               5-7          $        451,293
         Vehicles                                 5                    127,513
                                                              -----------------
                                                                       578,806
         Less: accumulated depreciation                                (89,866)
                                                              -----------------
         Fixed assets, net                                    $        488,940
                                                              =================

         There was $58,154 and $23,528 charged to operations for depreciation expense for the nine months ended December 31, 2006 and 2005, respectively.


NOTE 4 - LOAN PAYABLE - EQUIPMENT
         ------------------------

         In January 2006 the Company entered into a five year loan related to the purchase of new equipment. The principal amount of the loan is $75,000 at an interest rate of 13.43% annually. Monthly payments on the loan are approximately $1,723.

         In October 2006 the Company entered into a three year loan related to lab equipment. The principal amount of the loan is $73,817 at an interest rate of 8.71% annually. Monthly payments on the loan are approximately $2,396.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 4 - LOANS PAYABLE - EQUIPMENT (CONTINUED)
         -------------------------

                                                                    2006
                                                              -----------------
         Total Loans Payable                                  $        129,881
         Less current maturities                                       (36,929)
                                                              -----------------
             Long-Term payable                                $         92,952
                                                              =================

         The amount of principal maturities of the loans payable by years is as follows:

                                      2007                     $        36,929
                                      2008                              40,964
                                      2009                              35,775
                                      2010                              16,213
                                                              -----------------
                                                              $        129,881
                                                              =================

NOTE 5 - PROVISION FOR INCOME TAXES
         --------------------------

         Deferred income taxes will be determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

         At December 31, 2006 the deferred tax assets consist of the following:

                                                           TWELVE MONTHS ENDED
                                                               DECEMBER 31,
                                                                  2006
                                                               -----------

         Deferred taxes due to net
         operating loss carryforward                           $ 1,884,633

         Less:  Valuation allowance                             (1,884,633)
                                                               -----------

         Net deferred tax asset                                $        --
                                                               ===========

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 5 - PROVISION FOR INCOME TAXES (CONTINUED)
         --------------------------

         At December 31, 2006, the Company had deficits accumulated during the development stage in the approximate amount of $6,932,111 available to offset future taxable income through 2026. The Company established valuation allowances equal to the full amount of the deferred tax assets due to the uncertainty of the utilization of the operating losses in future periods.

NOTE 6 - OPERATING LEASES
         ----------------

         The Company leases office space under a lease that commenced October 15, 2004. Monthly payments under the initial lease term range from $3,000 to $3,400. During the second quarter of 2006 the Company entered into a lease agreement for additional office space for a term of three years commencing June 1, 2006. The term of the initial leased space was extended at the same time and both leases now expire on May 31, 2009. The Company is required to pay property taxes, utilities, insurance and other costs relating to the leased facilities.

         Minimum lease payments under the operating lease are as follows:

                  FOR THE PERIODS ENDING
                      SEPTEMBER 30,
                  ---------------------

                          2007                     $     60,000
                          2008                           60,000
                          2009                           21,700
                                                   -------------

                                                   $    141,700
                                                   =============

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 7 - GOING CONCERN
         -------------

         As shown in the accompanying financial statements, the Company incurred substantial net losses for the periods ended December 31, 2006 and 2005, and has no revenue stream to support itself. This raises doubt about the Company's ability to continue as a going concern.

         The Company's future success is dependent upon its ability to raise additional capital or to secure a future business combination. There is no guarantee that the Company will be able to raise enough capital or generate revenues to sustain its operations. Management believes they can raise the appropriate funds needed to support their business plan and acquire an operating, cash flow positive company.

         The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

NOTE 8 - STOCKHOLDERS' EQUITY
         --------------------

         COMMON STOCK
         ------------

         The following details the stock transactions for the Twelve months ended Twelve 31, 2006:

         The Company issued 1,786,286 shares of stock for $1,810,877 cash.

         The Company issued 39,746 shares of common stock in exchange for services valued at $64,746.

         The Company issued 22,500 shares of common stock in exchange for land valued at $45,000.

         The Company issued 1,681,837 shares of common stock in conversion of debt of $120,682.

         The Company issued 11,145,255 shares of common stock in merge with Mobilesteam Inc. in exchange for assets & liabilities valued at $2,511,998.

         The Company cancelled 37,500,000 shares of common stock in merge with Mobilestream due common ownership

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 8 - STOCKHOLDERS' EQUITY (CONTINUED)
         --------------------

         PREFERRED STOCK
         ---------------

         The Company (Mobilestream which was merged into Global Resource Corporation) issued 503,374,112 shares of preferred stock to the President of the Company in 2006 from a cash payment made in 2005, recorded to paid-in capital. This preferred stock has been re-issued into Global Resource Corporation convertible preferred as a result of the merger with Mobilestream. 35,236,188 shares have been issued which can converted into common stock,1 preferred for 2 common stock shares.

         WARRANTS
         --------

         The Company issued 3,908,340 Class B warrants, 1,397,600 Class D warrants and 1,397,600 Class E warrants. The Class B and Class D warrants have an exercise price of $2.75 and the Class E warrants have an exercise price of $4.00. All of the warrants expire on September 21, 2007.

         The Company issued 27,205,867 Common Stock Purchase warrants on the basis of 1 warrant for each 3 shares of either common stock or preferred stock (the 2006 Series), exercisable at $4.75 per share. These warrants expire on December 31, 2007.

         A summary of the status of the Company's outstanding stock warrants as of December 31, 2006 is as follows:

                                                                                 Weighted Average
                                                                 Shares           Exercise Price
                                                            ----------------     ----------------

                  Outstanding at January 1, 2006                          -      $             -

                  Granted                                        33,909,407                 4.41

                  Exercised                                               -                    -

                  Forfeited                                               -                    -
                                                            ----------------     ----------------

                  Outstanding at December 31, 2006               33,909,407      $          4.41
                                                            ----------------     ----------------
                  Exercisable at December 31, 2006               33,909,407      $          4.41
                                                            ----------------     ----------------

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


NOTE 9 - COMMITMENTS AND CONTINGENCIES
         -----------------------------

         Effective January 1, 2005 the Company entered into an employment agreement with its President. Under the agreement the President shall be entitled to an annual base salary of $250,000 in 2005 escalating to $366,025 in 2009. In 2005, $156,000 of the salary shall be paid ratably during the course of the year and the remaining $94,000 will be paid in accordance with the terms of the agreement. The initial term of the agreement is for a period of five years. The President has the option to renew this agreement for a second five-year term. In addition to the base salary the Company has granted the President 545,000 shares of restricted common stock as deferred compensation. The common stock vests to the President over a five-year period commencing January 1, 2005.


NOTE 10- RELATED PARTY TRANSACTION
         -------------------------

         In January 2005 the Company formalized a prior intended agreement with Careful Sell Holding, L.L.C. ("Careful Sell"), a Delaware limited liability company formed by the President of the Company. The Company's President and his spouse, a Director of the Company, own all of the limited liability interests of Careful Sell. The Company's President is also the Manager of Careful Sell. Under the revised agreement the Company entered into a Technology Contribution Agreement (the "Agreement"), with Careful Sell. Careful Sell is the owner of all the rights to the inventions of the Company's President. The Agreement transfers to the Company the rights to commercialize such inventions and to operate and use the related processes and apparatus to make, sell, use and otherwise dispose of products, which may be processed utilizing the inventions. The terms of the Agreement include a provision whereby the Company will pay Careful Sell royalties of 2% of all revenues derived from the inventions. In further consideration for the transfer of the inventions, the Company has issued to Careful Sell a total of 37,500,000 shares of common stock of the Company. This agreement supersedes a prior agreement not formalized between the Company and Careful Sell in 2002.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


NOTE 10- RELATED PARTY TRANSACTION (CONTINUED)
         -------------------------

         In January 2006 Careful Sell merger with PSO Enterprises, Inc., a Delaware corporation ("PSO"). At that time the separate existence of Careful Sell ceased and PSO continues as the surviving corporation. At that time the members of Careful Sell were issued 10,000,000 shares of PSO representing a 100% interest in PSO. In February 2006 PSO reversed merged into Mobilestream Oil.

         On December 29, 2006 the Company completed a merger with Mobilestream Oil, which had a common control owners. The transfer of assets between entities were recorded at their cost basis for accounting purposes. A royalties receivable and payable in the amount of $125,634 was eliminated in the consolidation of two companies. Revenue for royalties and development expenses in amount of $1,166,667 was also eliminated in the consolidation of the two companies.

NOTE 11- NOTE RECEIVABLE
         ---------------

         On September 22, 2006, the Mobilestream Oil, Inc. loaned $650,000 to M J Advanced Corporation Communications ("MJACC") with the understanding that MJACC would advance money to CRCIC, LLC a limited liability company for, the purpose to acquire a shell corporation (Global Resources Corporation) for Carbon Recovery Corporation to perfect a reverse merger. Subsequent to the balance sheet date, a dispute arose with respect to the agreement. A resolution was agreed upon where 400,000 shares of Global Resources Corporation stock owned by MJACC and CRCIC have been transferred to an attorney as escrow for satisfaction of the note payable to the Company and MJACC and CRCIC relinquished all rights. The stocks held in escrow will be sold by the Escrow agent to satisfy the loan amount.

         The note has been fully reserved due to market price volatility of the Company's common stock price.

                           GLOBAL RESOURCE CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2006

NOTE 12- SUBSEQUENT EVENTS
         -----------------

         Subsequent to the balance sheet date, in March 2007, the Company authorized two payment transaction for services by issuing stock in lieu of cash; 11,000 shares in consideration for services regarding testing of customer samples and 20,000 shares in consideration for services rendered in regarding merger and acquisition.

                PART II---INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Global Resource Corporation's Articles of Incorporation, as amended, contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Private Corporation Law of Nevada. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. Global Resource Corporation believes that these provisions will assist Global Resource in attracting or retaining qualified individuals to serve as Directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee
Legal and Accounting Fees and Expenses*
Transfer Agent and Registrar Fees*
Printing Expenses*
Miscellaneous*
Total
*Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below in chronological order is information regarding the numbers of shares of capital stock sold by us, the number of options and warrants issued by us, and the principal amount of debt instruments issued by us since
September 1, 2004, the consideration received by us for such shares, options and debt instruments and information relating to the section of the Securities Act or rule of the Securities and Exchange Commission under which exemption from registration was claimed. None of these securities was registered under the Securities Act. Except as otherwise indicated, no sales of securities involved the use of an underwriters and no commissions were paid in connection with the sale of any securities.

     Each of such transactions was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) and/or Section 3(b) of the Securities Act. Each purchaser of the securities described below has represented that he/she/it understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear upon issuance a legend to that effect.

     The information below gives affect to all stock splits, reverse stock splits and stock dividends to date.

     On September 14, 2004 we borrowed $25,000 from Javelin Holdings, Inc. and issued a $25,000 convertible debenture (the "Javelin Debenture") to the lender. The Javelin Debenture bears interest at the rate of 8% per annum, and is convertible into shares of our common stock at (i) a floating conversion price of 50% of the closing bid price on the date of conversion or (ii) the lowest price set by the Company in a registration statement for the converted shares to be filed and declared effective under the Securities Act of 1933, as amended (the "Securities Act"). Subsequent thereto the transaction was rescinded and the Javelin Debenture was cancelled, and 175,000 shares of common stock that had been issued for a partial conversion of the Javelin Debenture were returned to the Company.

     In September 2004 we commenced an offering of one billion (1,000,000,000) shares of our common stock under Regulation E of the Securities Act at prices ranging between $.05 and $.005 per share. As of November 12, 2004 we had sold 1,220,000 shares of common stock for $12,200. Pursuant to this offering, holders of the convertible debentures described immediately below converted $17,975 of the debentures into 3,595,000 shares of our common stock.

     On September 30, 2004 our Board of Directors adopted the "Global Resource Corporation Stock Option Plan" which was subsequently approved by our stockholders. No options were ever granted under the 2004 Plan. We terminated the 2004 Plan when we discovered that it was not permissible for a BDC to adopt an option plan.

     Between October 2004 to January 2005 we sold $155,000 convertible debentures in a private placement. The debentures bear interest at the rate of 8% per annum and are due five (5) months after issuance. At the option of the Company or the holder, the debentures are convertible into shares of our common stock at any time at (i) a floating conversion price of 50% of the closing bid price per on the conversion date, or (ii) the lowest price set by the Company in a registration statement for the converted shares to be filed and declared effective under the Securities Act. During the period between September 27, 2004 and December 6, 2004, $17,975 face amount of the debentures were converted into 3,595,000 shares of our common stock. We have an obligation to register the resale of the shares to be converted under the Securities Act.

     On September 1, 2004 we effected a 1 for 100 reverse stock split of our issued and outstanding shares without a similar change to our authorized shares. On September 7, 2004 we elected to register as a small business development company under the Investment Company Act of 1940.

     In January 2005 the Company issued 37,000,000 shares of its common stock to Careful Sell Holding, L.L.C. ("Careful Sell"), a Delaware limited liability company, as part of the consideration for the transfer and assignment of the patents, technology and intellectual property used to commercialize such inventions and to operate and use the related processes and apparatus to make, sell, use and otherwise dispose of products, which may be processed utilizing the inventions.

     On December 15, 2005 we transferred our 50% membership interest in Well Renewal, LLC to Transnix Global Corporation in exchange for the surrender and cancellation of $35,555 principal and accrued and past due interest on our $137,900 8% convertible debentures previously issued to Transnix and terminated the pledge agreement dated as of November 18, 2005 between the Company and Transnix.

     On June 7, 2006, an unrelated third party acquired the Restated and Amended Debenture owned by Transnix Global Corporation, which represented the balance of the indebtedness by the Company to Transnix in the principal amount of $102,345 and accrued interest of $16,274.

     On September 22, 2006 we closed an acquisition for substantially all of the assets and certain liabilities of Carbon Recovery Corporation (the "CRC Acquisition") pursuant to a plan and agreement of reorganization dated July 27, 2006 (the "CRC Agreement") with Carbon Recovery Corporation ("CRC") for the acquisition of substantially all of the assets and certain liabilities of CRC (the "CRC Acquisition"). Under the CRC Agreement, on September 22, 2006 we issued to a [insert name] liquidating trust comprised of the stockholders of CRC the following: (i) 48,688,996 shares of our common stock (the "CRC Common Stock") for the assets of CRC, and (ii) 3,908,340 Class B Warrants, 1,397,000 Class D Warrants and 1,397,000 Class E Warrants (together the "CRC Warrants" and individually by their respective class names) to assume the liabilities of CRC to its warrant holders under similar classes of warrants of CRC. The CRC Warrants have the following characteristics: (i) the CRC Class B Warrants and the CRC Class D Warrants have an exercise price of $2.75 per warrant, and (ii) the CRC Class E Warrants have an exercise price of $4.00 per warrant. The CRC Class E Warrants can only be exercised together with the exercise of a similar number of CRC Class D Warrants. Initially, all of the CRC Warrants expired on September 21, 2007; however, we have extended the expiration date of the CRC Class B Warrants and the CRC` Class D Warrants to March 31, 2008, and the CRC Class E Warrants to June 30, 2008. Mr. Frank Pringle, the controlling stockholder of CRC is also our Chairman of the Board, President and CEO.

     On September 22, 2006 we issued 25,000 shares of our common stock to Ms. Mary Radomsky as compensation for her services as former director and CEO of the Company from May to September 22, 2006.

     On September 26, 2006 we issued 2,560,974 shares of our common stock out of a total of 2,681,837 such shares to [identify names] two holders of our 8% convertible debenture in connection with the conversion of $102,345 principal amount of, and $18,337.68 in accrued interest, of the debentures. The remaining 120,863 shares issuable upon the conversion were issued on [GET DATE] as a result of certain limitations in the convertible debenture.

     On September 22, 2006, Mobilestream Oil, Inc. loaned $650,000 to M J Advanced Corporation Communications ("MJACC") with the understanding that MJACC would advance money to CRCIC, LLC a limited liability company for, the purpose to acquire a shell corporation (Global Resources Corporation) for Carbon Recovery Corporation to perfect a reverse merger. Subsequent to the balance sheet date, a dispute arose with respect to the agreement. A resolution was agreed upon where 400,000 shares of Global Resources Corporation stock owned by MJACC and CRCIC have been transferred to an attorney as escrow for satisfaction of the note payable to the Company and MJACC and CRCIC relinquished all rights. The stocks held in escrow will be sold by the Escrow agent to satisfy the loan amount. The note has been fully reserved due to market price volatility of the Company's common stock price.

     On December 29, 2006 we issued 20,000 shares of common stock to a consultant in partial payment for services.

     Between November 2005 and June 2006 we issued 1,786,286 shares of our common stock for $1,810,877 cash.

     In August 2006 we issued 25,000 shares of our common stock to one of our directors for her services valued at $50,000.

     In August 2006 we issued 14,746 shares of our common stock to a consultant for services valued at $14,746.

     On [insert date] we issued 22,500 shares of our common stock to [insert name or identity marker] in exchange for land valued at $45,000.

     On August 2006 we issued 2,500,000 shares of common stock to MJACC in connection with the purchase and conversion of a convertible debenture of $120,682.

     On December 31, 2006 we closed an acquisition for substantially all of the assets and certain liabilities of Mobilestream Oil, Inc. (the "Mobilestream Acquisition") pursuant to a plan and agreement of reorganization dated November 28, 2006 (the "Mobilestream Agreement") with Mobilestream Oil, Inc. ("Mobilestream"). Under the Mobilestream Agreement, on January 3, 2007 we issued to a [insert name] liquidating trust comprised of the stockholders of Mobilestream the following: (i) 11,145,255 shares of our common stock (the "Mobilestream Acquisition Common Stock") for all of the shares of Mobilestream common stock at the exchange rate of one share of our common stock for each
7.143 shares of Mobilestream common stock; (ii) 70,472,376 shares of our 2006 Series Convertible Preferred Stock (the "2006 Mobilestream Acquisition Preferred Stock") in exchange for 503,374,112 shares of Mobilestream 2006 Series Convertible Preferred Stock at the exchange rate of one share of our 2006 Mobilestream Preferred Stock for each 7.143 shares of Mobilestream 2006 Series Convertible Preferred Stock; and (iii) 27,205,867 common stock purchase warrants having an exercise price of $4.75 per share and an expiration date of December 31, 2007 (the "Mobilestream Warrants") on the basis of one Mobilestream Warrant for each three shares of Mobilestream common stock or Mobilestream 2006 Series Convertible Preferred Stock. Under the Mobilestream Agreement, if we file a registration statement with the Commission under the Securities Act, we must give written notice to the trustee of the liquidation trust and, if the trustee so elects, we must include in any such registration statement such number of shares of Mobilestream Common Stock, Mobilestream 2006 Preferred Stock and common stock underlying the Mobilestream Warrants as the trustee may demand. If the categories of shares are not registered by December 31, 2007, then the trustee of the liquidating trust may demand that we register the shares of Mobilestream Common Stock, the Mobilestream 2006 Preferred Stock and the common stock underlying the Mobilestream Warrants. Mr. Frank Pringle, the controlling stockholder of Mobilestream and our Chairman of the Board, President and CEO, agreed to convert 503,374,112 shares of his Mobilestream common stock into 503,374,112 shares of Mobilestream "2006 Series of Convertible Preferred Stock" prior to the acquisition closing.

     On December 31, 2006, at the closing of the Mobilestream Acquistion, we issued the shares of Mobilestream Common Stock and the Mobilestream Warrants shares as aforesaid; however, we issued only 35,236,188 (instead of 70,472,376) shares of our Mobilestream 2006 Preferred Stock to Mr. Pringle because of limitations on the number of authorized preferred shares in our Articles of Incorporation. To maintain the proper share numbers for the Mobilestream Acquisition, the current Mobilestream 2006 Preferred Stock provides that they can be converted into our common stock at the rate of 2 shares of our common stock for each share of our Mobilestream 2006 Preferred Stock. In addition, we acquired 37,000,000 shares of our own common stock from Mobilestream as one of the assets in the Mobilestream Acquisition. As part of the transaction, we cancelled the 37,000,000 shares of our common stock we acquired.

     On March 8, 2007 we issued 186,822 shares of our common stock to 25 non-US persons under a Regulation S offering for $201,342 actually received in 2006.

     On March 19, 2007 we issued 5,000 shares of our common stock to the Director of Microwave Processing and Engineering Center at Pennsylvania State University for consulting services valued at $5000.

     On March 20, 2007 we issued 20,000 shares of our common stock to a financial consultant in exchange for services regarding the Mobilestream acquisition performed in 2006 and valued at $20,000.

     On March 21, 2007 we issued 11,000 shares of common stock to an engineering consultant in exchange for services regarding testing of customer samples valued at $11,000.

     In March 2007 we issued 36,000 shares of common stock in exchange for services valued at $36,000.

     In March 2007 we issued 17,500 shares of common stock in exchange for $5250 in cash.

     In April 2007 we issued 155,300 shares of our common stock for $46,950 in cash in a Regulation S offering.

     During the three months ended June 30, 2007 we issued 499,564 shares of our common stock for $157,711 in cash in a Regulation S offering.

     On July 18, 2007 we issued 37,500 shares of our common stock to a consultant for engineering services valued at $37,500.

     In 2007 we issued 30,041 shares of our common stock in exchange for services valued at $20,728.

     On August 28, 2007 we issued a total of 800,000 common stock purchase warrants to two private placement investors in connection with the rescission of, and settlement of, a set of claims and counterclaims arising out of a private placement transaction. 400,000 of the warrants are exercisable at $0.80 per share and expire on December 31, 2009 and 400,000 warrants are exercisable for a cashless exercise price and expire on December 31, 2009.

     On December 3, 2007 we issued a total of 45,094 shares of our common stock to one consultant for services relating to a listing on the Frankfurt Stock Exchange.

     On December 5, 2007 we issued 55,000 shares and 22,500 shares of our common stock, respectively, to two consultants for military related marketing services with a value of $55,000 and $45,000.

     On December 11, 2007 we issued a total of 200,000 shares of our common stock to three investor relation firms.

     On December 17, 2007 we issued a total of 100,000 shares of our common stock to plaintiffs in settlement of a pending litigation against the Company.

     On December 17, 2007 we issued a total of 400,000 shares of our common stock upon conversion of the MJACC Series Convertible Preferred Stock.

     On December 18, 2007 we issued a total of 50,000 shares of our common stock to two consultants for military marketing and other marketing related services.

     On December 21, 2007 we issued 1,900,000 shares of our common stock in connection with a private placement to one investor. 900,000 of the shares are being held by investor's counsel pursuant to an escrow arrangement.

     On December 27, 2007 we issued a total of 50,000 shares of our common stock in settlement of two claims arising from a dispute involving two investors in the Company.

     On February 1, 2008 we issued a total of 100,000 shares of our common stock to one investor relation firms.

     On February 6, 2008, we issued a total of 150,000 shares of our common stock to three investor relation firms.


ITEM 27. EXHIBITS.

Exhibits required by Item 601 of Regulation S-K. The following exhibits are filed as a part of, or incorporated by reference into, this Registration
Statement:

Number   Description
------   -----------

3.1      Certificate of Incorporation of E-mail Mortgage.com, Inc., filed as
         Exhibit 3 to the Company Registration Statement on Form SB-2 SEC File Number 333-51058 filed on December 21, 2002 (the "2002 Registration Statement") and incorporated herein by reference

3.1.1 Certificate of Amendment of Articles of Incorporation, filed as Exhibit 3(i) to the Company's Registration Statement on Form 8-A, filed on September 17 2002 (the "2004 Registration Statement"), and incorporated herein by reference.

3.1.2 Certificate of Amendment to the Articles of Incorporation filed as Graphic to the Company's 2004 Registration Statement filed on September 17, 2004, and incorporated herein by reference.

3.1.3 Certificate of Designation of Series A Convertible Preferred Stock, filed as Exhibit 3.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005, and incorporated herein by reference.

3.2 Company Bylaws, filed as Exhibit 3 to the Company 2002 Registration Statement filed on December 21, 2002 (the "2002 Registration Statement") and incorporated herein by reference.

3.2(ii) Company Amended By-laws filed as Graphic to the Company Registration Statement on Form 8-A filed on September 17, 2004 (the "2004 Registration Statement"), and incorporated by reference.

3.1.5 Amendment to Articles of Incorporation of the Company filed as Exhibit A to the Company's Information Statement on Schedule 14C, SEC File Number 000-50944, dated December 11, 2007, filed December 26, 2007, and incorporated herein by reference

3.1.6 Amendment to Certificate of Designation for 2006 Series of Convertible Preferred Stock of the Company filed as Exhibit B to the Company's Information Statement on Schedule 14C, SEC File Number 000-50944, dated December 11, 2007, filed December 26, 2007, and incorporated herein by reference.

4.1 Specimen Common Stock Certificate filed as Exhibit 4.1 to the Company's 2002 Registration Statement filed on December 21, 2002, and incorporated herein by reference.

4.2 $25,000 8% Convertible Debenture issued September 15, 2004 from the Company to Javelin Holdings, Inc. filed as Exhibit 4 to the Company's Current Report on Form 8-K filed on November 15, 2004, and incorporated herein by reference.

4.3 Form of 8% Convertible Debenture filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005, and incorporated herein by reference.

4.4 2004 Stock Option Plan filed as Exhibit 4 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004, filed on July 17, 2005, and incorporated herein by reference.

4.5 2007 Employee Compensation and Stock Option Plan filed as Exhibit 10.7 to the Company's Registration Statement on Form S-8, SEC File Number 333-141442, filed on March 20, 2007, and incorporated herein by reference.


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

4.6 Warrant dated December 21, 2007 for 625,000 shares of the Company's common stock issued to Professional Offshore Opportunity Fund, Ltd. ("PROOF") filed as Exhibit 10.7 to the Company's Current Report on Form 8-K for the period ended December 21, 2007, filed on December 21, 2007, and incorporated herein by reference.

4.7 2008 Employees Compensation Plan filed as Exhibit 10.7 to the Company's Registration Statement on Form S-8, SEC File Number 333-148916, filed January 29, 2008, and incorporated herein by reference.

5.1      Opinion of Richard C. Fox, P.A. *

10.1 Agreement and Plan of Reorganization dated as of October 29, 2003, 2001, by and between Advanced Healthcare Technologies, Inc. and Nutratek, Ltd., filed as Exhibit 99 to the Company's Current Report on Form 8-K filed on January 12, 2004, and incorporated herein by reference.

10.2 Stock Purchase Agreement dated as of June 30, 2004 by and among Advanced Healthcare Technologies, Inc., Richard Mangierelli and Johnny Sanchez filed as Exhibit 2.1 to the Company's Report on Form 8-K filed on June 30, 2004, and incorporated herein by reference.

10.3 Release and Indemnity Agreement dated as of June 30, 2004 by and among Advanced Healthcare Technologies, Inc., Richard Mangierelli and Johnny Sanchez filed as Exhibit 10.1 to the Company's Report on Form 8-K filed on June 30, 2004, and incorporated herein by reference.

10.4 Articles of Merger by and between E-mail Mortgage.com, Inc. and Mariner Health Care, Inc. dated as of July 29, 2002 filed as Exhibit pig3 to the Company 2004 Registration Statement, and incorporated herein by reference.

10.5 Operating Agreement dated as of January 11, 2005 by and between Global Resource Corporation and Well Renewal, LLC filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated September 17, 2004, filed on February 23, 2005, and incorporated herein by reference.

10.6 Agreement and Plan of Reorganization dated as of July 26, 2006 by and between Global Resource Corporation and Carbon Recovery Corporation filed as Exhibit 10.3 to the Company's Current Report on Form 8-K, dated July 26, 2006, filed on July 26, 2006, and incorporated herein by reference.

10.7 Form of Indemnity Agreement between the Company and each of its directors and executive officers filed as Exhibit 10.4 to the Company's Current Report on Form 8-K for the period September 22, 2006, filed on September 26, 2006, and incorporated herein by reference.

10.8 Pledge Agreement dated November 18, 2005 by and between the Company and Transnix Global Corporation filed as Exhibit 10.1 to the Company's Report on Form 10-QSB for the period ended December 31, 2005, filed October 31, 2006, and incorporated herein by reference.

10.9 Settlement Agreement dated December 15, 2005 by and between the Company and Transnix Global Corporation filed as Exhibit 10.1 to the Company's Report on Form 10-QSB for the period ended December 31, 2005, filed October 31, 2006, and incorporated herein by reference.

10.10 Combined Technology Agreement dated November 28, 2006 by and among the Company, Carbon Recovery Corporation, Frank G. Pringle, Lois Augustine Pringle, and Mobilestream Oil Corporation filed as Exhibit 10.5 to the Company's Current Report on Form 8-K for the period ended November 28, 2006, filed on November 29, 2006, and incorporated herein by reference.

10.11 Plan and Agreement of Reorganization dated as of November 28, 2006 by and between the Company and Mobilestream Oil Corporation filed as
         Exhibit 10.5 to the Company's Current Report on Form 8-K for the period ended November 28, 2006, filed on November 29, 2006, and incorporated herein by reference.

10.12 Securities Purchase Agreement, dated as of December 21, 2007, by and between the Registrant and PROOF, filed as Exhibit 10.6.1 to the Company's Current Report on Form 8-K, SEC File No. 000-50944, for the period ended December 21, 2007, filed on December 21, 2007, and incorporated herein by reference.

10.13 Registration Rights Agreement dated as of December 21, 2007, by and between the Registrant and PROOF, filed as Exhibit 10.8 to the Company's Current Report on Form 8-K, SEC File No. 000-50944, for the period ended December 21, 2007,filed on December 21, 2007, and incorporated herein by reference.

10.14 Escrow Agreement dated as of December 21, 2007 by and among the Company, PROOF and Sullivan & Worcester, LLP dated as of December 21, 2007, by and between the Registrant and PROOF, filed as Exhibit 10.6.1 to the Company's Current Report on Form 8-K, SEC File No. 000-50944, for the period ended December 21, 2007,filed on December 21, 2007, and incorporated herein by reference.

10.15 Form of Registration Rights Agreement, filed as Exhibit 4.4 to the Company's February 2004 8-K, and incorporated herein by reference.

23.1     Consent of Bagell, Josephs, Levine and Company, L.L.C.*

23.3     Consent of Richard C. Fox, P.A. (included in Exhibit 5.1). *


ITEM 28. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The registrant hereby undertakes:

     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (b)1(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     To determine any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of West Berlin, State of New Jersey on February 12, 2008.

(Registrant)             GLOBAL RESOURCE CORPORATION

By (Signature and Title) /s/ Frank G. Pringle
                         ---------------------------------------------
                         Frank G. Pringle, Chief Executive Officer and Chairman of the Board of Directors

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

     (Signature) /s/ Frank G. Pringle
                 -----------------------------------------------------
                 Frank G. Pringle,

     (Title) Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

     (Date)     February 12, 2008


     (Signature) /s/ Jeffrey J. Andrews
                 -----------------------------------------------------
                 Jeffrey J. Andrews

     (Title) Chief Financial Officer and Member of the Board of Directors (Principal Financial Officer and Accounting Officer)

     (Date)      February 12, 2008


                                   Director                   February __, 2008
------------------------
Frederick A. Clark


                                   Director                   February __, 2008
------------------------
Kim Thorne O'Brien


/s/ Jonathan L. Simon              Director                   February 12, 2008
------------------------
Jonathan L. Simon